Filed Pursuant to Rule 424(b)(4)
Registration No. 333-184557

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 8, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 26, 2013)

2,089,022 Shares of Common Stock

This prospectus supplement relates to the offer and sale of 2,089,022 shares of our common stock, $0.01 par value per share, by the United States Department of the Treasury (“Treasury”). We issued shares of our common stock to Treasury on September 30, 2010 after the Treasury converted shares of convertible preferred stock we issued to the Treasury in exchange for the preferred stock the Treasury received on December 31, 2008 as part of Treasury’s Troubled Asset Relief Capital Purchase Program (the “CPP”). Each issuance of our preferred and common stock to the Treasury was made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any common stock sold by Treasury.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “HMPR.” The last reported sale price of our common stock on April 7, 2014 was $1.58 per share.

Investing in our common stock involves risks. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 before making a decision to invest in our common stock.

Total
Public offering price	$
Underwriting discounts and commissions (1)	$
Proceeds to Treasury	$

(1)	We have agreed to pay all underwriting discounts and commissions and transfer taxes applicable to the sale of the shares of our common stock in this offering. See “Underwriting (Conflict of Interest)” for a description of the compensation payable to the underwriters.

In addition, we will pay a fee to Keefe, Bruyette & Woods, Inc. as compensation for acting as a “qualified independent underwriter” in connection with this offering. Subject to applicable limits on underwriting compensation under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), such fee shall be equal to $35,000. See “Underwriting (Conflict of Interest)” on page S-29 of this prospectus supplement for further information.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the common stock in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about April 14, 2014, subject to customary closing conditions.

Sandler O’Neill + Partners, L.P.	Keefe, Bruyette & Woods
A Stifel Company

The date of this prospectus supplement is April    , 2014.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the common stock. In particular, you should review the information under the heading “Risk Factors” set forth on page S-4 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 5 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor Treasury nor the underwriters are making an offer to sell the common stock in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

S-i

In this prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to Hampton Roads Bankshares, Inc. (the “Company”) and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Where appropriate, statements in this prospectus supplement may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and which involve various risks and uncertainties.

We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and include the following risks related to our business:

•	Our success is largely dependent on attracting and retaining key management team members;

•	We are not paying dividends on our common stock and currently are prevented from doing so. The failure to resume paying dividends on our common stock may adversely affect the market price of our common stock;

•	We have elected to defer payment of interest on our outstanding trust preferred securities issued by trust subsidiaries of our holding company and we expect to continue to defer the payment of interest until we receive approval to pay the deferred interest;

•	The Volcker Rule collateralized loan obligation provisions could result in adverse consequences for us, including lower earnings, lower tangible capital and/or lower regulatory capital;

•	We incurred significant losses from 2009 to 2012. While we returned to profitability in 2013, we can make no assurances that we will continue to be profitable. An inability to improve our profitability could adversely affect our operations and our capital levels;

•	Our mortgage banking earnings are cyclical and sensitive to the level of interest rates, changes in economic conditions, decreased economic activity, and slowdowns in the housing market, any of which could adversely impact our results of operations;

•	The formal investigation by the SEC may result in penalties, sanctions, or a restatement of our previously issued financial statements;

•	Economic, market, or operational developments may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition;

•	Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock;

•	Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the economic environment which may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations;

S-ii

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Sales, or the perception that sales could occur, of large amounts of our common stock by our institutional investors may depress our stock price;

•	The concentration of our loan portfolio continues to be in real estate – commercial mortgage, equity line lending, and construction, which may expose us to greater risk of loss;

•	If the value of real estate in the markets we serve were to decline materially, the value of our other real estate owned could decline or a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on our results of operations and financial condition;

•	We have had large numbers of problem loans. Although problem loans have declined significantly, there is no assurance that they will continue to do so;

•	The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be materially incorrect and we are required to increase our allowance for loan losses, our results of operations, financial condition, and the market price of our common stock could be materially adversely affected;

•	Our profitability will be jeopardized if we are unable to successfully manage interest rate risk;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We face a variety of threats from technology-based frauds and scams;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We received a grand jury subpoena from the United States Department of Justice, Criminal Division. Although we have been advised that we are not a target or a subject of the investigation at this time and we do not believe we will become a target or a subject of the investigation, there can be no assurances as to the timing or eventual outcome of the related investigation;

•	Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	Government legislation and regulation may adversely affect our business, financial condition, and results of operations;

•	Proposed and final regulations could restrict our ability to originate loans; and

•	The soundness of other financial institutions could adversely affect us.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.hamptonroadsbanksharesinc.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by

S-iii

reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to Paul A. Driscoll, General Counsel and Secretary at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, VA 23452, 757-217-1000.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 14, 2014, as amended by Amendment No.1 on Form 10-K/A, filed on March 26, 2014 and Amendment No. 2 on Form 10-K/A, filed on March 26, 2014;

•	the Company’s Current Reports on Form 8-K filed on February 25, 2014, April 1, 2014 and April 3, 2014; and

•	the Company’s Definitive Proxy Statement related to its 2013 annual meeting of shareholders, as filed with the SEC on June 7, 2013.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: Paul A. Driscoll, General Counsel and Secretary at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, VA 23452, 757-217-1000.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the common stock. You should carefully consider the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the common stock is appropriate for you.

The Company

Hampton Roads Bankshares, Inc. is the parent company of two banking subsidiaries – The Bank of Hampton Roads, or BOHR, and Shore Bank, or Shore, which operate financial centers located throughout Virginia, North Carolina and Maryland. BOHR has full-service offices in the Hampton Roads region of southeastern Virginia, including offices in the city of Chesapeake, offices in the city of Norfolk, offices in the city of Virginia Beach, and an office in the city of Suffolk. In addition, BOHR has full-service offices that do business as Gateway Bank & Trust Co. located in the Northeastern and Research Triangle regions of North Carolina and in Richmond and Emporia, Virginia. Shore is a Virginia state-chartered commercial bank with full-service offices located on the Delmarva Peninsula, otherwise known as the Eastern Shore. Shore operates on the Virginia, Delaware and Maryland portions of the Eastern Shore, including the counties of Accomack and Northampton in Virginia, Ocean City and Rehoboth Beach in Delaware, and the Pocomoke City and Salisbury market areas in Maryland.

As of December 31, 2013, we had total consolidated assets of approximately $2.0 billion, total gross loans of $1.4 billion, total deposits of $1.5 billion, total consolidated liabilities, including deposits, of $1.8 billion, and consolidated shareholders’ equity of approximately $183.8 million. Our principal business is to attract deposits and to loan or invest those deposits on profitable terms by targeting the banking needs of individuals and small to medium sized businesses in our primary market areas. We offer all traditional loan and deposit banking services, as well as telephone banking, internet banking, remote deposit capture, and debit cards. We accept both commercial and consumer deposits. These deposits are in varied forms of both demand and time accounts, including checking accounts, interest checking, money market accounts, savings accounts, certificates of deposit, and IRA accounts.

We complement our core banking operations by offering mortgage banking services through our non-banking subsidiary, Gateway Bank Mortgage, Inc., which provides mortgage banking services such as originating and processing mortgage loans for sale into the secondary market.

Recent Developments

On February 25, 2014, we announced the termination of the written agreement, dated June 9, 2010 (the “Written Agreement”), among the Company, BOHR, the Federal Reserve Bank of Richmond (“FRB”) and the Virginia Bureau of Financial Institutions (“BFI”). The termination of the Written Agreement was effective February 20, 2014.

On March 26, 2014 the Company and BOHR entered into a Memorandum of Understanding (the “MOU”) with the FRB and the BFI. Under the MOU, the Company and BOHR have agreed that they will receive the prior written approval of the FRB and the BFI before:

•	either the Company or BOHR declares or pays dividends of any kind;

•	the Company makes any payments on its trust preferred securities;

•	the Company incurs or guarantees any debt; or

•	the Company purchases or redeems any shares of its stock.

In addition, the MOU institutes certain reporting requirements and addresses ongoing regulatory requirements. Shore is not a party to the MOU and is not subject to its restrictions or requirements.

Conflict of Interest

Entities affiliated with the Carlyle Group (“Carlyle”) hold 24.90% of our outstanding shares of common stock. Because Carlyle has an interest in Sandler O’Neill + Partners, L.P., the representative of the several underwriters, or the representative, the representative is deemed to have a “conflict of interest” under FINRA Rule 5121 (“Rule 5121”). Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. Keefe, Bruyette & Woods, Inc. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We will pay a fee to Keefe, Bruyette & Woods, Inc. as compensation for acting as a “qualified independent underwriter” in connection with this offering. Subject to applicable limits on underwriting compensation under the rules of FINRA, such fee shall be equal to $35,000. We have agreed to indemnify Keefe, Bruyette & Woods, Inc. for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Keefe, Bruyette & Woods, Inc. may be required to make for these liabilities.

******

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HMPR.” Our principal executive offices are located at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 and our telephone number is (757) 217-1000. Our internet address is www.hamptonroadsbanksharesinc.com. The information contained on our web site is not included as part of or incorporated in this prospectus supplement.

The Offering

The following summary contains basic information about the offering of common stock and is not intended to be complete and does not contain all the information that is important to you. For a more complete understanding of the common stock, you should read the sections of this prospectus supplement entitled “Description of Capital Stock” and any similar sections in the accompanying prospectus.

Issuer	Hampton Roads Bankshares, Inc.

Common Stock Offered by Treasury	2,089,022 shares.

Common Stock Outstanding After this Offering	170,263,264 shares.

Use of Proceeds	We will not receive any proceeds from the sale of any shares of common stock sold by Treasury. See “Use of Proceeds.”

Conflict of Interest	Carlyle holds 24.90% of our outstanding shares of common stock. Because entities affiliated with Carlyle have an interest in the representative, the representative is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. Keefe, Bruyette & Woods, Inc. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. See “Underwriting (Conflict of Interest).”

NASDAQ Symbol	“HMPR.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in our common stock.

RISK FACTORS

An investment in our common stock is subject to risks inherent in our business. The material risks and uncertainties that management believes affect your investment in our shares of common stock are described below and in the sections entitled “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2013 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and in the accompanying prospectus and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects could be materially and adversely affected and the market price of the common stock could decline significantly and you could lose some or all of your investment.

Risk Factors Related to an Investment in our Common Stock

Our future capital needs could dilute your investment or otherwise affect your rights as a shareholder.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. We may seek to raise capital through offerings of our common stock, securities convertible into common stock, subordinated debt securities, or rights to acquire such securities or our common stock.

Under our articles of incorporation, we have additional authorized shares of common stock that we can issue from time to time at the discretion of our board of directors, without further action by shareholders, except where shareholder approval is required by law. The issuance of any additional shares of common stock or convertible securities could be substantially dilutive to shareholders of our common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of our shares of common stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

New investors, particularly with respect to subordinated debt securities, also may have rights, preferences and privileges that are senior to, and that could adversely affect, our then current shareholders. For example, subordinated debt securities would be senior to shares of our common stock. As a result, we would be required to make interest payments on such subordinated debt before any dividends can be paid on our common stock, and in the event of our bankruptcy, dissolution or liquidation, the holders of debt securities must be paid in full prior to any distributions being made to the holders of our common stock.

Additionally, after the completion of this offering, Treasury will continue to hold warrants to purchase up to 757,633 shares of our common stock. With the exception of certain permitted transactions, including certain public or broadly marketed sales of common stock, any issuance of common stock by us for less than the applicable warrant exercise price will result in a reduction of the warrant exercise price and an anti-dilution adjustment to the number of shares of common stock into which the warrants are exercisable. As a result, as a warrant holder, Treasury could increase its relative ownership of our common stock following any offering that does not qualify as a permitted transaction.

We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings diluting their stock holdings, adversely affecting their rights as shareholders and/or reducing the market price of our common stock.

Sales, or the perception that sales could occur, of large amounts of our common stock by our institutional investors may depress our stock price.

The market price of our common stock could drop if our existing shareholders decide to sell their shares. As of April 7, 2014, Anchorage Capital Group, L.L.C. (“Anchorage”), CapGen Capital Group VI LP (“CapGen”), and Carlyle owned 24.90%, 29.97%, and 24.90%, respectively, of the outstanding shares of our common stock. Pursuant to the various definitive investment agreements that we have entered into with these shareholders, the Company has an effective registration statement covering the resale of shares of our common stock by each of the shareholders listed above. Anchorage, CapGen, Carlyle have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement (subject to extension in certain circumstances), that they will not sell shares of our common stock. However, at the end of that period these shareholders could utilize this registration statement to sell their shares. If any of these shareholders sell large amounts of our common stock, or other investors perceive such sales to be imminent, the market price of our common stock could drop significantly. In addition, sale of our common stock by Anchorage, CapGen, and Carlyle could adversely impact our ability to realize certain deferred tax benefits relating to prior losses, thereby increasing our effective tax rate in the future.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. The market for our common stock historically has experienced and may continue to experience significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. Generally, the fluctuations experienced by the broader stock market have affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of market prices for our common stock or that it will trade at prices at or above the price offered hereby.

Our compensation expense may increase substantially after Treasury’s sale of the shares of common stock.

As a result of our participation in the CPP, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds any of our common stock. These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009. If Treasury elects to sell all of the shares of common stock, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

Your shares of common stock will not be an insured deposit.

The shares of our common stock are not a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

We are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on our common stock, which are subject to various prohibitions and other restrictions. Any inability to pay dividends on our common stock may adversely affect the market price of our common stock.

Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on its common stock will be highly dependent upon the receipt of dividends, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, FDIC-insured depository institutions can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC due to the default of an FDIC-insured depository institution controlled by the same holding company and for any assistance provided by the FDIC to an FDIC-insured depository institution that is in danger of default and that is controlled by the same holding company.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Company’s depository institution subsidiaries to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and, are currently prohibited by the MOU without prior regulatory approval. Dividend payments to the Company from its depository institution subsidiaries may also be prohibited if such payments would impair the capital of the applicable subsidiary and in certain other cases. In the case of BOHR, its retained deficit was $468.6 million as of December 31, 2013 and absent regulatory permission, BOHR may pay dividends to the Company only to the extent of positive accumulated retained earnings. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from its depository institution subsidiaries and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on its common stock. Even once the MOU no longer applies to the Company, the FRB may require the Company to consult with it prior to instituting dividends. In addition, as a matter of policy, the FRB may restrict or prohibit the payment of dividends if (i) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the FRB otherwise determines that the payment of dividends would constitute an unsafe or unsound practice. Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

We are subject to extensive regulation, and ownership of shares of our common stock may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of shares of our common stock. A holder of 25% of more of the outstanding shares of our common stock, or a holder of a lesser percentage of the outstanding shares of our common stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding shares of our common stock, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of our common stock. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of our common stock should consult their own counsel with regard to regulatory implications.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of our common stock may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the common stock by Treasury would likely be barred.

Risk Factors Related to our Business

Our success is largely dependent on attracting and retaining key management team members.

We are a customer-focused and relationship-driven organization. Future growth is expected to be driven in large part by the relationships maintained with customers. While we have assembled an experienced and talented senior management team, maintaining this team, while at the same time developing other managers and/or attracting new talent in order that management succession can be achieved, is not assured. The unexpected loss of key employees could have a material adverse effect on our business and may result in lower revenues or reduced earnings.

We are not paying dividends on our common stock and currently are prevented from doing so. The failure to resume paying dividends on our common stock may adversely affect the market price of our common stock.

We paid cash dividends on our common stock prior to the third quarter of 2009. During the third quarter of 2009, we suspended dividend payments. We are prevented by our regulators from paying dividends until our financial position improves and, even once our financial condition improves, so long as we are subject to the MOU we will need the prior consent of the FRB and the BFI before the Company may pay any dividend. BOHR is subject to the same MOU restriction on paying dividends to us. In addition, the retained deficit of BOHR, our principal banking subsidiary, was $468.6 million as of December 31, 2013. Absent permission from the Virginia State Corporation Commission, BOHR may pay dividends to us only to the extent of positive accumulated retained earnings. It is unlikely in the foreseeable future that we would be able to pay dividends if BOHR cannot pay dividends to us. Although we can seek to obtain a waiver of this prohibition and consent under the MOU, our regulators may choose not to grant such a waiver and consent, and we would not expect to be granted a waiver or consent, or to be released from these obligations, until our financial performance and retained earnings improve significantly. As a result, there is no assurance if or when we will be able to resume paying cash dividends.

In addition, all dividends are declared and paid at the discretion of our Board of Directors and are dependent upon our liquidity, financial condition, results of operations, regulatory capital requirements, and such other factors as our Board of Directors may deem relevant. The ability of our banking subsidiaries to pay dividends to us is also limited by obligations to maintain sufficient capital and by other general restrictions on dividends that are applicable to our banking subsidiaries. If we do not satisfy these regulatory requirements, we are unable to pay dividends on our common stock.

We have elected to defer the payment of interest on our outstanding trust preferred securities issued by trust subsidiaries of our holding company and expect to continue to defer the payment of interest until we receive approval to pay the deferred interest.

Beginning in January 2010, we exercised our right to defer all quarterly distributions on our trust preferred securities. Our deferral of interest payments for up to 20 consecutive quarters (through various dates during the first quarter of 2015 depending on the series of debt securities) does not constitute an event of default. During the deferral period, the debt securities continue to accrue interest. To the extent applicable law permits interest on interest, the deferred interest payments also accrue interest at the rates specified in the corresponding indentures, compounded quarterly. At December 31, 2013 total accrued interest equaled $5.6 million. All of the deferred interest, including compounded interest, as to each series of debt securities is due in full at the end of the applicable deferral period. If we fail to pay the deferred and compounded interest at the end of the deferral period, the trustee of the corresponding trust, or in most cases the holders of as little as 25% of the aggregate liquidation amount of preferred securities, would have the right, after any applicable grace period, to exercise various remedies, including demanding immediate payment in full of the entire outstanding principal amount of such series of debt securities. The aggregate principal amount of all such series of debt securities is $56.7 million.

Under the MOU we are prevented from making payments on our trust preferred securities without the prior consent of the FRB and BFI. The MOU also prevents BOHR from paying dividends to us without the same consents. Additionally, the retained deficit of BOHR, our principal banking subsidiary, was $468.6 million as of December 31, 2013. Absent permission from the Virginia State Corporation Commission, BOHR may pay dividends to us only to the extent of positive accumulated retained earnings. It is unlikely in the foreseeable future that we would be able to pay the interest accrued on our outstanding debt securities if BOHR cannot pay dividends to us. Although we will seek to obtain the required consents and a waiver of the retained earnings prohibition, our regulators may choose not to grant such consents and waiver. If by January 17, 2015 we do not achieve sufficient financial stability and profitability for BOHR so that our regulators would grant approval for BOHR to pay dividends and for the Company to make payments on the trust preferred securities, it is unlikely we will resume the payment of interest on the debt securities. Even if BOHR is able to resume paying dividends, we cannot be assured that the amount of dividends would be sufficient to pay the entire amount of interest due on the debt securities at the end of the deferral period.

The Volcker Rule collateralized loan obligation provisions could result in adverse consequences for us, including lower earnings, lower tangible capital and/or lower regulatory capital

The so-called “Volcker Rule” provisions of the Dodd-Frank Act restrict the ability of affiliates of insured depository institutions, such as the Banks, to sponsor or invest in private funds or to engage in certain types of proprietary trading. The Federal Reserve adopted final rules implementing the Volcker Rule in December 2013. We are continuing to evaluate the impact of the Volcker Rule and the final rules adopted thereunder. We own $26.9 million of CLO securities with a weighted average yield of 2.34% that are subject to the Volcker Rule. If we decide to sell or are required to sell these securities, our future net interest income could be adversely impacted if our alternative use for these funds yields a lower rate.

While there is a potential for additional regulatory guidance or a legislative ruling that would enable banks to continue to hold CLO securities under the Volcker Rule, to the extent this does not materialize nor do the regulators accept any structural solutions put forth by the financial services industry, we are currently subject to potentially significant price movements in these securities which could adversely impact our tangible capital. For instance, a hypothetical 10% reduction in current CLO market prices would result in a $5.0 million reduction to our current CLO securities valuation. Since these securities are currently held as available for sale, the resulting change in other comprehensive income (loss) would be approximately $5.0 million. Further, if we decide to sell these securities or if it is more likely than not that we will be required to sell such securities before recovery, we may recognize losses that could adversely impact our regulatory capital ratios. A loss of $5.0 million would lower regulatory capital by 23 basis points.

We incurred significant losses from 2009 to 2012. While we returned to profitability in 2013, we can make no assurances that will continue. An inability to improve our profitability could adversely affect our operations and our capital levels.

Since 2008, our loan customers have operated in an economically stressed environment. While broader economic conditions have begun to gradually improve, economic conditions in the markets in which we operate remain somewhat constrained. Consequently, the levels of loan delinquencies and defaults that we have experienced continue to be higher than historical levels and our net interest income, before the provision for loan losses, has not grown over this period.

Our net income attributable to Hampton Roads Bankshares, Inc. for the year ended December 31, 2013 was $4.1 million but our net loss attributable to Hampton Roads Bankshares, Inc. for the years ended December 31, 2012 and December 31, 2011 was $25.1 million and $97.6 million, respectively. There is no guarantee that we will be able to maintain this improvement in our net income. In addition to the risk that the broader economic conditions will stagnate or reverse their improvements, our mortgage banking earnings are particularly volatile due to their dependence upon the direction and level of mortgage interest rates, which have recently increased.

Our mortgage banking earnings are cyclical and sensitive to the level of interest rates, changes in economic conditions, decreased economic activity, and slowdowns in the housing market, any of which could adversely impact our results of operations.

Our mortgage banking earnings are dependent upon our ability to originate loans and sell them to investors. Loan production levels are sensitive to changes in the level of interest rates and changes in economic conditions. A significant portion of recent increases in our mortgage banking earnings is due to the recent historically low interest rate environment that resulted in a high volume of mortgage loan refinancing activity. As the interest rate environment returns to more typical levels, mortgage loan refinancing activity has significantly reduced. Loan production levels may also suffer if we experience a slowdown in the local housing market or tightening credit conditions. Any sustained period of decreased activity caused by fewer refinancing transactions, higher interest rates, housing price pressure or loan underwriting restrictions would adversely affect our mortgage originations and, consequently, could significantly reduce our income from mortgage banking activities. As a result, these conditions would also adversely affect our results of operations.

The formal investigation by the SEC may result in penalties, sanctions, or a restatement of our previously issued financial statements.

Since April 2011, the SEC’s Division of Enforcement (the “Division”) has been conducting a formal investigation into the Company’s deferred tax asset valuation allowances, provision and allowance for loan losses, and other matters contained in its annual and quarterly reports for years 2008 through 2010. The Company has fully cooperated with the Division and intends to continue to do so. However, the formal investigation continues. At this time, we cannot predict when this investigation will be resolved or what form the eventual outcome will take. It could result in material penalties, sanctions, or a restatement of our previously issued consolidated financial statements and may require significant time and attention from our management.

Economic, market, or operational developments may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition.

At December 31, 2013, BOHR and Shore were classified as “well capitalized” for regulatory capital purposes. However, impairments to our loan or securities portfolio, declines in our earnings or a combination of these or other factors could change our capital position in a relatively short period of time. If BOHR or Shore is unable to remain “well capitalized,” it will not be able to renew or accept brokered deposits without prior regulatory approval or offer interest rates on deposit accounts that are significantly higher than the average rates in its market area. As a result, it would be more difficult for us to attract new deposits as our existing brokered deposits mature and do not rollover and to retain or increase non-brokered deposits. If we are not able to attract new deposits, our ability to fund our loan portfolio may be adversely affected. In addition, we would be required to pay higher insurance premiums to the FDIC, which will reduce our earnings.

Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock.

Our Articles of Incorporation, as well as the Company’s Bylaws (the “Bylaws”), contain provisions that may be deemed to have the effect of discouraging or delaying uninvited attempts by third parties to gain control of the Company. These provisions include the ability of our board to set the price, term, and rights of, and to issue, one or more series of our preferred stock. Our Articles of Incorporation and Bylaws do not provide for the ability of stockholders to call special meetings.

Similarly, the Virginia Stock Corporation Act contains provisions designed to protect Virginia corporations and employees from the adverse effects of hostile corporate takeovers. These provisions reduce the possibility that a third party could affect a change in control without the support of our incumbent directors. These provisions may also strengthen the position of current management by restricting the ability of shareholders to change the composition of the board, to affect its policies generally, and to benefit from actions that are opposed by the current board.

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the economic environment which may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.

The management of liquidity risk is critical to the management of our business and to our ability to service our customer base. Our access to funding sources in amounts adequate to finance our activities on terms which are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. In managing our balance sheet, a primary source of funding is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities markets and the relative interest rates that we are prepared to pay for these liabilities. Our potential inability to maintain adequate sources of funding may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.

An inability to raise funds through deposits, borrowings, the sale of investments or loans, the issuance of equity and debt securities, and other sources could have a substantial negative effect on our liquidity. Factors that could detrimentally impact our access to liquidity sources include operating losses; rising levels of non-performing assets; a decrease in the level of our business activity as a result of a downturn in the markets in which our loans or deposits are concentrated or as a result of a loss of confidence in us by our customers, lenders, and/or investors; or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial industry.

The availability and level of deposits and other funding sources, including borrowings and the issuance of equity and debt securities, is highly dependent upon the perception of the liquidity and creditworthiness of the financial institution, and such perception can change quickly in response to market conditions or circumstances unique to a particular company. Concerns about our financial condition or concerns about our credit exposure to other persons could adversely impact our sources of liquidity, financial position, regulatory capital ratios, results of operations, and our business prospects.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

We face vigorous competition from other banks and other financial institutions, including savings and loan associations, savings banks, finance companies, and credit unions for deposits, loans, and other financial services that serve our market area. A number of these banks and other financial institutions are significantly larger than we are and have substantially greater access to capital and other resources, as well as larger lending limits and branch systems, and offer a wider array of banking services. Many of our non-bank competitors are not subject to the same extensive regulations that govern us. As a result, these non-bank competitors have advantages over us in providing certain services. While we believe we compete effectively with these other financial institutions serving our primary markets, we may face a competitive disadvantage to larger institutions. If we have to raise interest rates paid on deposits or lower interest rates charged on loans to compete effectively, our net interest margin and income could be negatively affected. Failure to compete effectively to attract new, or to retain existing, clients may reduce or limit our margins and our market share and may adversely affect our results of operations, financial condition, growth, and the market price of our common stock.

The concentration of our loan portfolio continues to be in real estate – commercial mortgage, equity line lending, and construction, which may expose us to greater risk of loss.

Our business strategy centers, in part, on offering real estate – commercial mortgage and equity line loans secured by real estate in order to generate interest income. These types of loans generally have higher yields due to an elevated risk profile compared to traditional one-to-four family residential mortgage loans. At December 31, 2013 real estate – commercial mortgage and equity line lending (which includes junior lien mortgage loans) totaled $590.5 million and $130.4 million, respectively. These loan categories combined represented approximately 52.1% of total loans. Such loans increase our credit risk profile relative to other financial institutions that have lower concentrations of real estate – commercial mortgage and equity line loans.

Loans secured by real estate – commercial mortgage properties are generally for larger amounts than one-to-four family residential mortgage loans. Payments on loans secured by these properties generally are dependent on the income produced by the underlying properties which, in turn, depends on the successful operation and management of the properties. Accordingly, repayment of these loans is subject to adverse conditions in the real estate market or the local economy. While we seek to minimize these risks in a variety of ways, there can be no assurance that these measures will protect against credit-related losses.

Equity line lending allows a customer to access an amount up to their line of credit for the term specified in their agreement. At the expiration of the term of an equity line, a customer may have the entire principal balance outstanding as opposed to a one-to-four family residential mortgage loan where the principal is disbursed entirely at closing and amortizes throughout the term of the loan. We cannot predict when and to what extent our customers will access their equity lines. While we seek to minimize this risk in a variety of ways, including attempting to employ conservative underwriting criteria, there can be no assurance that these measures will protect against credit-related losses.

Our loan portfolio contains loans used to finance construction and land development. Construction financing typically involves a higher degree of credit risk than financing on improved, owner-occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of the property’s value at completion of construction, the marketability of the property, and the bid price and estimated cost (including interest) of construction. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of the value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project whose value is insufficient to assure full repayment. When lending to builders, the cost of construction breakdown is provided by the builder, as well as supported by the appraisal. Although our underwriting criteria were designed to evaluate and minimize the risks of each construction loan, there can be no guarantee that these practices will have safeguarded against material delinquencies and losses to our operations.

At December 31, 2013 we had loans of $158.5 million or 11.5% of total loans outstanding to finance construction and land development. Construction and land development loans are dependent on the successful completion of the projects they finance, however, in many cases such construction and development projects in our primary market areas are not being completed in a timely manner, if at all. A portion of our residential and real estate – commercial mortgage lending is secured by vacant or unimproved land. Loans secured by vacant or unimproved land are generally more risky than loans secured by improved property for one-to-four family residential mortgage loans. Since vacant or unimproved land is generally held by the borrower for investment purposes or future use, payments on loans secured by vacant or unimproved land will typically rank lower in priority to the borrower than a loan the borrower may have on their primary residence or business. These loans are more susceptible to adverse conditions in the real estate market and local economy.

If the value of real estate in the markets we serve were to decline materially, the value of our other real estate owned could decline or a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on our results of operations and financial condition.

With approximately three-fourths of our loans concentrated in the regions of Hampton Roads, Richmond, the Eastern Shore of Virginia, and the Research Triangle region of North Carolina, a decline in local economic conditions could adversely affect the value of the real estate collateral securing our loans. A decline in property values could diminish our ability to recover on defaulted loans by selling the real estate collateral, making it more likely that we would suffer additional losses on defaulted loans and/or foreclosed properties by requiring additions to our allowance for loan losses through increased provisions for loan losses. Also a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose real estate portfolios are more geographically diverse. The local economies where the Company does business are heavily reliant on military spending and may be adversely impacted by significant cuts to such spending that might result from recent Congressional budgetary enactments. Real estate values are affected by various factors in addition to local economic conditions, including, among other things, changes in general or regional economic conditions, government rules or policies, and natural disasters. While our policy is to obtain updated appraisals on a periodic basis, there are no assurances that we may be able to realize the amount indicated in the appraisal upon disposition of the underlying property.

We have had large numbers of problem loans. Although problem loans have declined significantly, there is no assurance that they will continue to do so.

Our non-performing assets as a percentage of total assets decreased to 3.9% at December 31, 2013 from 6.4% at December 31, 2012. On December 31, 2013, less than 1% of our loans was 30 to 89 days delinquent and treated as performing assets. The administration of non-performing loans is an important function in attempting to mitigate any future losses related to our non-performing assets.

The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be materially incorrect and we are required to increase our allowance for loan losses, our results of operations, financial condition, and the market price of our common stock could be materially adversely affected.

We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to our expenses that represents management’s best estimate of probable losses within our existing portfolio of loans. Our allowance for loan losses was $35.0 million at December 31, 2013, which represented 2.53% of our total loans, as compared to $48.4 million, or 3.38% of total loans, at December 31, 2012. The level of the allowance reflects management’s estimates and judgments as to specific credit risks, evaluation of industry concentrations, loan loss experience, current loan portfolio quality, present economic, political, and regulatory conditions, and incurred but unidentified losses inherent in the current loan portfolio. For further discussion on the impact continued weak economic conditions have on the collateral underlying our loan portfolio, see “If the value of real estate in the markets we serve were to further decline materially, the value of our other real estate owned could decline or a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on our results of operations and financial condition.”

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires management to make significant estimates of current credit risks and future trends, all of which may undergo material changes. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses of loans. Such agencies may require us to recognize additional losses based on their judgments about information available to them at the time of their examination. Furthermore, certain proposed changes to GAAP, if implemented as proposed, may require us to increase our estimate for losses embedded in our loan portfolio, resulting in an adverse impact to our results of operations and level of regulatory capital.

Accordingly, the allowance for loan losses may not be adequate to cover loan losses or significant increases to the allowance for loan losses may be required in the future if economic conditions should worsen. Any such increases in the allowance for loan losses may have a material adverse effect on our results of operations, financial condition, and the market price of our common stock.

Our profitability will be jeopardized if we are unable to successfully manage interest rate risk.

Our profitability depends in substantial part upon the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. These rates are normally in line with general market rates and rise and fall based on management’s view of our needs. Changes in interest rates will affect our operating performance and financial condition in diverse ways including the prices of securities, loans and deposits, and the volume of loan originations in our mortgage banking business, and could result in decreases to our earnings. Our net interest income will be adversely affected if market interest rates change so that the interest we pay on deposits and borrowings increases faster than the interest we earn on loans and investments. This could, in turn, have a material adverse effect on the market price of our common stock.

We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability.

Deposit pricing pressures may result from competition as well as changes to the interest rate environment. Under current conditions, pricing pressures also may arise from depositors who demand premium interest rates from what they perceive to be a troubled financial institution. There is intense competition for deposits. The competition has had an impact on interest rates paid to attract deposits as well as fees charged on deposit products. In addition to the competitive pressures from other depository institutions, we face heightened competition from non-depository financial products such as securities and other alternative investments.

Furthermore, technology and other market changes have made it more convenient for bank customers to transfer funds for investing purposes. Bank customers also have greater access to deposit vehicles that facilitate spreading deposit balances among different depository institutions to maximize FDIC insurance coverage. In addition to competitive forces, we also are at risk from market forces as they affect interest rates. It is not uncommon when interest rates transition from a low interest rate environment to a rising rate environment for deposit and other funding costs to rise in advance of yields on earning assets. In order to keep deposits required for funding purposes, it may be necessary to raise deposit rates without commensurate increases in asset pricing in the short term. Finally, we may see interest rate pricing pressure from depositors concerned about our financial condition and levels of non-performing assets.

We face a variety of threats from technology-based frauds and scams.

Financial institutions are a prime target of criminal activities through various channels of information technology. We attempt to mitigate risk from such activities through policies, procedures, and preventative and detective measures. In addition, we maintain insurance coverage designed to provide a level of financial protection to our business. However, risks posed by business interruption, fraud losses, business recovery expenses, and other potential losses or expenses that may be experienced from a significant event are not readily predictable and, therefore, could have an impact on our results of operations.

Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area.

Because a substantial portion of our loans are with customers and businesses located in the central and coastal portions of Virginia, North Carolina, Delaware and Maryland, catastrophic events, including natural disasters such as hurricanes which have historically struck the east coast of the United States with some regularity, or terrorist attacks, could disrupt our operations. Any of these natural disasters or other catastrophic events could have a negative impact on our financial centers and customer base as well as collateral values and the strength of our loan portfolio. Any natural disaster or catastrophic event affecting us could have a material adverse impact on our operations and the market price of our common stock.

The Company received a grand jury subpoena from the United States Department of Justice, Criminal Division (“DOJ”). Although the Company has been advised that it is not a target or a subject of the investigation at this time and we do not believe we will become a target or a subject of the investigation, there can be no assurances as to the timing or eventual outcome of the related investigation.

On November 2, 2010, the Company received from the DOJ a grand jury subpoena to produce information principally relating to the merger of GFH into the Company on December 31, 2008 and to loans made by GFH and its wholly-owned subsidiary, Gateway, before GFH’s merger with the Company. The DOJ has informed the Company that it is not a target or a subject of the investigation at this time, and we are fully cooperating. Although we do not believe this matter will have a material adverse effect on the Company, we can give you no assurances as to the timing or eventual outcome of this investigation. The Company is not aware of any recent developments in this matter and has not been notified of any developments in over a year. The Company has not had contact with the DOJ related to the grand jury subpoena since April 2011.

Risks Relating to Market, Legislative, and Regulatory Events

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities.

Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies placing increased focus and scrutiny on the financial services industry. The U.S. Government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis. In addition to participating in the Treasury’s CPP, the U.S. Government has taken steps that include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insured deposits. These programs subject us and other financial institutions who have participated in these programs to additional restrictions, oversight and/or costs that may have an impact on our business, financial condition, results of operations, and the price of our common stock.

Compliance with such regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital, and limit our ability to pursue business opportunities in an efficient manner. We also will be required to pay significantly higher FDIC premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. The increased costs associated with anticipated regulatory and political scrutiny could adversely impact our results of operations.

New proposals for legislation continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry. Federal and state regulatory agencies also frequently adopt changes to their regulations and/or change the manner in which existing regulations are applied. We cannot predict whether any pending or future legislation will be adopted or the substance and impact of any such new legislation on us. Additional regulation could affect us in a substantial way and could have an adverse effect on our business, financial condition, and results of operations.

Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors.

We are subject to supervision by several governmental regulatory agencies. The regulators’ interpretation and application of relevant regulations, are beyond our control, may change rapidly and unpredictably, and can be expected to influence our earnings and growth. In addition, if we do not comply with regulations that are applicable to us, we could be subject to regulatory penalties, which could have an adverse effect on our business, financial condition, and results of operations. On March 26, 2014 the Company and BOHR entered into the MOU with the FRB and the BFI. Under the MOU, the Company and BOHR have agreed that they will receive the prior written approval of the FRB and the BFI before:

•	either the Company or BOHR declares or pays dividends of any kind;

•	the Company makes any payments on its trust preferred securities;

•	the Company incurs or guarantees any debt; or

•	the Company purchases or redeems any shares of its stock.

In addition, the MOU institutes certain reporting requirements and addresses ongoing regulatory requirements. Shore is not a party to the MOU and is not subject to its restrictions or requirements.

All such government regulations may limit our growth and the return to our investors by restricting activities such as the payment of dividends, mergers with, or acquisitions by, other institutions, investments, loans and interest rates, interest rates paid on deposits, the use of brokered deposits, and the creation of financial centers. Although these regulations impose costs on us, they are intended to protect depositors. The regulations to which we are subject may not always be in the best interests of investors.

The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations.

The Federal Reserve regulates the supply of money and credit in the United States. Its policies determine, in large part, the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect our net interest margin. It also can materially decrease the value of financial assets we hold, such as debt securities. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans.

In addition, as a public company we are subject to securities laws and standards imposed by the Sarbanes-Oxley Act of 2002. Because we are a relatively small company, the costs of compliance are disproportionate compared with much larger organizations. Continued growth of legal and regulatory compliance mandates could adversely affect our expenses, future results of operations, and the market price of our common stock. In addition, the government and regulatory authorities have the power to impose rules or other requirements, including requirements that we are unable to anticipate, that could have an adverse impact on our results of operations and the market price of our common stock.

Government legislation and regulation may adversely affect our business, financial condition, and results of operations.

On July 21, 2010, President Obama signed the Dodd-Frank Act into law. The Dodd-Frank Act makes extensive changes to the laws regulating financial services firms and requires significant rule-making. In addition, the law mandates multiple studies, which could result in additional legislative or regulatory action. The Dodd-Frank Act has and will continue to have a broad impact on the financial services industry, including significant regulatory and compliance changes designed to improve supervision and oversight of and strengthen safety and soundness for the financial services sector. Many of the provisions of the Dodd-Frank Act have begun to be or will be implemented over the next few years and will be subject to further rulemaking and the discretion of applicable regulatory bodies. Because the ultimate impact of the Dodd-Frank Act will depend on future regulatory rulemaking and interpretation, we cannot predict the full effect of this legislation on our business, financial condition, or results of operations.

Although management does not expect the Dodd-Frank Act to have a material adverse effect on the Company, it is not possible to predict at this time all the effects the Dodd-Frank Act will have on the Company and the rest of our industry. It is possible that the Company’s interest expense could increase and deposit insurance premiums could change and steps may need to be taken to increase qualifying capital. The full impact of the Volcker Rule, a component of the Dodd-Frank Act, is yet to be determined. However, should the Company have to divest itself of any investments deemed covered funds under the final rule, this may cause the recognition of current unrealized losses and negatively impact current operating results.

On June 6, 2012, the federal bank regulatory agencies issued a series of proposed rules to revise the risk-based and leverage capital requirements and the method for calculating risk-weighted assets to make them consistent with the agreements that were reached by the Basel Committee in Basel III. These federal bank regulatory agencies approved final rules on July 2, 2013. The rules apply to all depository institutions, top-tier bank holding companies with total consolidated assets of $500.0 million or more, and top-tier savings and loan holding companies (“banking organizations”). Although the final rules contain significant revisions from the proposed rules intended to provide relief to community banks, such as BOHR and Shore, many of the Basel III rules will apply to these institutions. Among other things, the rules establish a new common equity Tier 1 minimum capital requirement and a higher minimum Tier 1 capital requirement, changes in the treatment of unrealized gains and losses on available-for-sale securities in the calculation of regulatory capital, and assigns higher risk weightings (150%) to exposures that are more than 90 days past due or are on nonaccrual status and certain commercial real estate facilities that finance the acquisition, development, or construction of real property. The rules also limit a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of a specified amount of common equity Tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements. For community banking organizations, the rules will be phased in beginning in 2015 and 2016. The Company is diligently assessing the impact of this rule making on our capital and the amount of capital required to support our business, which could adversely affect our results of operations and financial condition.

For further discussion of these issues, see the “Government Supervision and Regulation” section found in “Part I, Item 1 – Business” of our Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated by reference herein.

Proposed and final regulations could restrict our ability to originate loans.

The CFPB has issued a rule designed to clarify how lenders can avoid legal liability under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this definition of “qualified mortgage” will be presumed to have complied with the new ability-to-repay standard. Under the CFPB’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The CFPB’s rule on qualified mortgages and similar rules could limit our ability to make certain types of loans or loans to certain borrowers, or could make it more expensive and time-consuming to make these loans, which could limit our growth or profitability.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry, generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be liquidated at prices sufficient to recover the full amount of the financial instrument exposure due to us. There is no assurance that any such losses would not materially and adversely affect our results of operations and the value of, or market for, our common stock.

USE OF PROCEEDS

Any proceeds from the sale of these shares of common stock will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any shares of common stock offered by this prospectus supplement.

MARKET FOR COMMON SHARES AND DIVIDEND POLICY

Our common stock began trading on the NASDAQ Global Select Market under the symbol “HMPR” on September 12, 2007. Prior to listing on the NASDAQ Global Select Market, our common stock traded on the NASDAQ Capital Market starting on August 3, 2006.

The following table sets forth for the periods indicated the high and low prices per share of our common stock as reported on the NASDAQ Global Select Market along with the quarterly cash dividends per share declared. Per share prices do not include adjustments for markups, markdowns, or commissions.

			Cash
	Sales Price		Dividend
	High	Low	Declared
2014
First Quarter	$1.88	$1.43	$—

2013
First Quarter	$1.47	$1.15	$—
Second Quarter	1.51	1.19	—
Third Quarter	1.86	1.22	—
Fourth Quarter	1.76	1.35	—

2012
First Quarter	$3.48	$2.23	$—
Second Quarter	3.65	1.09	—
Third Quarter	2.66	1.16	—
Fourth Quarter	1.75	1.01	—

Number of Shareholders of Record

As of April 7, 2014, we had 170,263,264 shares of common stock outstanding, which were held by 2,885 shareholders of record.

Dividend Policy

We have historically paid cash dividends on a quarterly basis. However, on July 30, 2009, our board of directors voted to suspend the quarterly dividend on common stock of the Company in order to preserve capital and liquidity. Our ability to distribute cash dividends in the future may be limited by negative regulatory restrictions and the need to maintain sufficient consolidated capital. So long as the MOU is in place the Company may not declare or pay any dividend without prior written consent from the FRB and BFI. BOHR is also subject to this restriction under the MOU. In addition, the retained deficit of BOHR, our principal banking subsidiary, was $468.6 million as of December 31, 2013. Absent permission from the Virginia State Corporation Commission, BOHR may pay dividends to us only to the extent of positive accumulated retained earnings. It is unlikely in the foreseeable future that we would be able to pay dividends if BOHR cannot pay dividends to us. Although we can seek to obtain the required consents and a waiver of the retained earnings prohibition, our regulators may choose not to grant such consents and waiver, and we would not expect to be granted the consents and waiver or be released from these obligations until our financial performance and retained earnings improve significantly. As a result, there is no assurance if or when we will be able to resume paying cash dividends.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our outstanding securities derived from the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and the Company’s bylaws, as amended (the “Bylaws”). Copies of the Articles of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus supplement.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, no par value. As of April 7, 2014, there were 170,263,264 shares of our common stock issued and outstanding held by 2,885 shareholders of record. The issued shares of common stock represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured.

Also, as of April 7, 2014, Treasury held a warrant to purchase 757,633 shares of our common stock at an exercise price of $0.70 per share. We do not have any shares of preferred stock issued or outstanding.

Common Stock

Voting Rights

Each holder of shares of common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of our common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends. We are a corporation separate and distinct from BOHR and Shore and the other subsidiaries. We have historically paid cash dividends on a quarterly basis. However, on July 30, 2009, our board of directors voted to suspend the quarterly dividend on our common stock in order to preserve capital and liquidity. Our ability to distribute cash dividends in the future may be limited by negative regulatory restrictions and the need to maintain sufficient consolidated capital. Both the Company and BOHR currently are prohibited by the MOU from paying dividends without prior regulatory approval.

No Preemptive or Conversion Rights

Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding shares of our common stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities.

Amended TARP Warrant

The following is a brief description of the amended warrant that was issued to the Treasury on September 30, 2010 (the “Amended TARP Warrant”) under the terms of an exchange agreement between the Company and the Treasury. This description is subject to and qualified in its entirety by reference to the Amended TARP Warrant, a copy of which has been filed with the SEC and is available upon request from us.

Shares of Common Stock Subject to the Amended TARP Warrant

The Amended TARP Warrant is currently exercisable for 757,633 shares of our common stock.

Exercise of the Amended TARP Warrant

The current exercise price applicable to the Amended TARP Warrant is $0.70 per share of our common stock for which the Amended TARP Warrant may be exercised. The Amended TARP Warrant may be exercised at any time on or before September 30, 2020 by surrender of the Amended TARP Warrant and a completed notice of exercise attached as an annex to the Amended TARP Warrant and the payment of the exercise price for the shares of our common stock for which the Amended TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of our common stock issuable upon exercise of the Amended TARP Warrant equal to the value of the aggregate exercise price of the Amended TARP Warrant determined by reference to the five day volume-weighted average trading price of our common stock on the trading day immediately preceding the day on which the Amended TARP Warrant is exercised or, if agreed to by us and the Amended TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Amended TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Amended TARP Warrant.”

Upon exercise of the Amended TARP Warrant, certificates for the shares of our common stock issuable upon exercise will be issued to the Amended TARP Warrant holder. We will not issue fractional shares upon any exercise of the Amended TARP Warrant. Instead, the Amended TARP Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Amended TARP Warrant (less the pro-rated exercise price of the Amended TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Amended TARP Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Amended TARP Warrant may be exercised. We will have listed the shares of common stock issuable upon exercise of the Amended TARP Warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The Amended TARP Warrant holder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Amended TARP Warrant has been exercised.

Transferability and Assignability

The Amended TARP Warrant, and all rights under the Amended TARP Warrant, are transferable and assignable.

Adjustments to the Amended TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Amended TARP Warrant may be exercised and the exercise price applicable to the Amended TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of our common stock both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the Amended TARP Warrant holder’s right to receive shares of our common stock upon exercise of the Amended TARP Warrant shall be converted into the right to exercise the Amended TARP Warrant for the consideration that would have been payable to the Amended TARP Warrant holder with respect to the shares of our common stock for which the Amended TARP Warrant may be exercised, as if the Amended TARP Warrant had been exercised immediately prior to such merger, consolidation or similar transaction.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

Our Articles of Incorporation and Bylaws contain certain provisions, including those described below, that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change-in-control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Increasing the Number of Directors

Under Virginia law, the articles of incorporation or bylaws may establish a variable range for the size of our board of directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by our board of directors. Our Articles of Incorporation require that our board of directors consist of not less than eight nor more than 24 persons.

Action of Shareholders by Written Consent

Under Virginia law, a corporation’s articles of incorporation may provide that any action required to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed, by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting. Our Articles of Incorporation do not provide for such action and our Bylaws specifically provide that any action which may be taken at a meeting of the shareholders may only be taken without a meeting if one or more consents, in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Therefore, any action of the shareholders by written consent requires the action of all shareholders entitled to vote.

Inability of Shareholders to Call Special Meetings

Our Bylaws provide that special meetings of shareholders may be called only by our president or CEO, the chairman of our board of directors or our board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the members of our board of directors to call a special meeting.

Advance Notification Requirements

Our Bylaws also require a shareholder who desires to nominate a candidate for election to our board of directors at an annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of the corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements apply to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not adopted such an amendment.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (i.e., 20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Stock Corporation Act and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

The Bylaws of the Company contain provisions indemnifying the directors and officers of the Company to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Company eliminate the personal liability of its Registrant’s directors and officers to the Company or its shareholders for monetary damages to the full extent permitted by Virginia law.

The foregoing is a summary of certain aspects of Virginia law and the Company’s Articles of Incorporation and Bylaws dealing with indemnification of directors and officers. It is qualified in its entirety by reference to the detailed provisions of Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act and the Articles of Incorporation and Bylaws of the Company.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the common stock by Treasury. We will not receive any proceeds from the sale of any common stock sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the common stock, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired 80,347 shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share having a liquidation preference of $1,000.00 per share (the “Series C Preferred”) and a warrant to purchase 1,325,858 shares of our common stock at an initial exercise price of $9.09 per share (the “Warrant”), on December 31, 2008, as part of the CPP, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. On September 30, 2010 Treasury exchanged its Series C Preferred Stock for 80,347 shares of the Company’s newly created Series C-1 Preferred Stock, which the Treasury immediately converted into 52,225,550 shares of our common stock. Also on September 30, 2010 the Company amended the terms of the Warrant to provide for the purchase of up to 1,325,858 shares of our common stock at an exercise price of $0.40 per share (the “Amended Warrant”). On April 27, 2011 the Company consummated a 1 for 25 shares reverse stock split that reduced the number of shares of common stock held by the Treasury to 2,089,022. As a result of the reverse stock split and subsequent transactions that triggered anti-dilution protections under the Amended Warrant, the Amended Warrant now provides for the purchase of up to 757,633 shares of our common stock at an exercise price of $0.70 per share.

The following description was provided by Treasury and is derived from the website of Treasury: Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relates likely would be barred. See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of common stock may be limited.”

The table below sets forth information with respect to the number of shares of our common stock beneficially owned by Treasury as of April 7, 2014, the number of shares of our common stock being offered by Treasury in this offering, and the number of shares of our common stock to be beneficially owned by Treasury after this offering, assuming all the shares of our common stock offered by Treasury in this offering are sold. The percentages below are calculated based on 170,263,264 shares of our common stock issued and outstanding as of April 7, 2014.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percent	Shares Being Offered	Number of Shares Beneficially Owned (1)(2)	Percent
United States Department of the Treasury	2,846,655	1.66%	2,089,022	757,633	0.44%
1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.
(2)	Includes the 757,633 shares of our common stock underlying the warrant held by Treasury.

UNDERWRITING (CONFLICT OF INTEREST)

Treasury is offering the shares of common stock through Sandler O’Neill & Partners, L.P., as representative of the underwriters. The terms and conditions set forth in the underwriting agreement, dated April         , 2014, govern the sale and purchase of the shares of our common stock. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of shares of our common stock set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Shares
Sandler O’Neill & Partners, L.P.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock that Treasury determines to sell, if any are purchased.

The underwriters are committed to purchase and pay for all such shares of our common stock, if any are purchased. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Common Stock	Total
Price to public	$
Underwriting discounts and commissions(1)
Proceeds to Treasury

(1)	We have agreed to pay all underwriting discounts and commissions and transfer taxes applicable to the sale of the shares of our common stock in this offering.

We also have agreed to pay all transaction fees, if any, applicable to the sale of the shares of our common stock and certain reasonable fees and disbursements of counsel for Treasury incurred in connection with this offering, and to reimburse the underwriters for certain of their offering expenses, including their fees and disbursements of counsel. In addition, we will pay a fee of up to $35,000 to Keefe, Bruyette & Woods, Inc. as compensation for acting as a “qualified independent underwriter” in connection with this offering. See “— Conflict of Interest” below. In accordance with FINRA Rule 5110, the reimbursement of certain expenses of the underwriters and Keefe, Bruyette & Woods, Inc.’s $35,000 fee for acting as a “qualified independent underwriter” are deemed underwriting compensation for this offering. We estimate that the total expenses of this offering, including the underwriting discounts and commissions and transfer taxes, if any, will be approximately $429,258 and are payable by us.

Restriction on Sales of Securities

We, our directors and executive officers, certain of our shareholders and Treasury have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement (subject to extension in certain circumstances), or in the case of Treasury, 30 days, that we and they will not, without the prior written consent of the representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of capital stock or any securities convertible into, or exercisable or exchangeable, for shares of capital stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of capital stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our common stock back to us, the sale of the Amended Warrant or the exercise of the Amended Warrant or the sale of the shares of common stock underlying the Amended Warrant, and are also subject to certain standard exceptions. The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of common stock and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities. In addition, we have agreed to indemnify Keefe, Bruyette & Woods, Inc. for acting as a qualified independent underwriter against certain liabilities. See “—Conflict of Interest” below.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “HMPR.”

Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as ‘‘relevant persons’’). The shares of common stock are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the ‘‘EEA’’) that has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any shares of common stock that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than ‘‘qualified investors,’’ as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the shares of common stock shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any shares of common stock” in relation to the shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase the shares of common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

Conflict of Interest

Carlyle holds 24.90% of our outstanding shares of common stock. Because entities affiliated with Carlyle have an interest in the representative, the representative is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. Keefe, Bruyette & Woods, Inc. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We will pay a fee to Keefe, Bruyette & Woods, Inc. as compensation for acting as a “qualified independent underwriter” in connection with this offering. Subject to applicable limits on underwriting compensation under the rules of FINRA, such fee shall be equal to $35,000. The representative will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior specific written approval of the customer. We have agreed to indemnify Keefe, Bruyette & Woods, Inc. for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Keefe, Bruyette & Woods, Inc. may be required to make for these liabilities for acting in such capacity.

Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services. The representative acted as our placement agent for our issuance of the shares of our common stock to Treasury.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and certain other legal matters will be passed upon for us by Williams Mullen. Such counsel does not have a substantial interest in or connection with the Company or its subsidiaries requiring disclosure herein. Attorneys employed by the firm beneficially owned an aggregate of approximately 302 shares of our common stock as of April 7, 2014. The underwriters are represented by Covington  & Burling LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 26, 2013

PROSPECTUS

Up to 137,911,169

Shares of Common Stock and

Warrants to Purchase 757,643 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 137,911,169 shares of our Common Stock, $0.01 par value per share (the “Common Stock”), and warrants to purchase 757,643 shares of our Common Stock (the warrants, together with the Common Stock, the “Securities”), by certain selling shareholders identified herein (the “Selling Shareholders”) and common shares issuable upon exercise of such warrants. We issued and sold the Securities as part of certain transactions with the Selling Shareholders that closed in 2010 and 2012. We are registering the resale of the Securities pursuant to registration rights provided to certain institutional Investors1 in the Investment Agreements2 and the United States Department of the Treasury (“Treasury”) in the Exchange Agreement.3 The Investors and Treasury are also Selling Shareholders.

The Selling Shareholders may sell all or a portion of the Securities from time to time, in amounts, at prices and on terms as they may determine. The Securities may be sold by any means described in the section of this Prospectus entitled “Plan of Distribution” beginning on page 24.

We will not receive any proceeds from the sale of the Securities by the Selling Shareholders. We will, however, receive cash proceeds equal to the total exercise price of any warrants that are exercised for cash but will receive no cash if and to the extent that warrants are exercised pursuant to the net, or “cashless,” exercise feature of the warrants.

[1]	The “Investors” are the following entities or their affiliates or managed funds: The Carlyle Group L.P. (“Carlyle”), Anchorage Capital Group, L.L.C. (“Anchorage”) and CapGen Capital Group VI LP (“CapGen”). As of March 22, 2013, Carlyle held 24.9% of the Company’s Common Stock, Anchorage held 24.9% of the Company’s Common Stock and CapGen held 30.0% of the Company’s Common Stock. Two of the directors on the Company’s board of directors are designees of the Investors: Hal F. Goltz is a senior analyst with Anchorage and Robert B. Goldstein is a founding Principal in CapGen. A Carlyle designee, James Burr, was approved by the shareholders to serve a one year term as a director at the 2012 Annual Meeting beginning on and subject to the receipt of necessary regulatory approvals. He will replace Carlyle’s previous designee, Randal K. Quarles, who resigned as a director effective May 21, 2012.
[2]	The “Investment Agreements” are the Second Amended and Restated Investment Agreement, dated August 11, 2010, by and among the Company, Carlyle and Anchorage; the Amended and Restated CapGen Investment Agreement, dated August 11, 2010, by and between the Company and CapGen; the Amended and Restated Goldman Securities Purchase Agreement, dated August 11, 2010, by and between the Company and Goldman, Sachs & Co (“Goldman”) and the Assignment and Assumption Agreement by and among Goldman, CapGen, C12 Protium Value Opportunities Ltd. and the Company, dated September 23, 2010; and the Standby Purchase Agreement, dated May 21, 2012, by and among the Company, Anchorage, Carlyle and CapGen.
[3]	The Company entered into the “Exchange Agreement” with the Treasury on August 12, 2010.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “HMPR.” On March 25, 2013, the closing price of our Common Stock on the NASDAQ Global Select Market was $1.29 per share. The warrants are not listed on the NASDAQ Stock Market (“NASDAQ”) or any other stock exchange.

Investing in our Securities involves risks. You should read the “Risk Factors” section beginning on page 5 before buying our Securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of the Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

In addition, our Securities are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

The date of this Prospectus is             , 2013.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus and documents incorporated into this Prospectus by reference. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this Prospectus or the documents incorporated by reference herein. This Prospectus may only be used where it is legal to sell these securities. The information contained in this Prospectus, the documents incorporated by reference herein and any supplements to this Prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this Prospectus or any supplement to this Prospectus or of any sale of these securities.

In this Prospectus, we frequently use the terms “we,” “our,” “us” and the “Company” to refer to Hampton Roads Bankshares, Inc. and its subsidiaries.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Prospectus. We incorporate by reference the following documents (other than information furnished rather than filed or not otherwise deemed to be filed):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 25, 2013;

•	the Company’s Current Reports on Form 8-K filed on January 2, 2013, January 7, 2013, January 8, 2013, January 17, 2013, January 30, 2013, February 27, 2013 and February 28, 2013; and

•

the description of our capital stock set forth in Pre-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-182805) filed July 31, 2012, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any current report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) (1) after the date of this Prospectus and (2) until this offering has been completed. Information in this Prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this Prospectus and the incorporated documents.

We will provide to any person without charge, upon written or oral request, a copy of any or all of reports or the documents that are incorporated by reference into this Prospectus and a copy of any or all other reports or documents which are referred to in this Prospectus. Requests should be directed to: Thomas B. Dix, III, Secretary at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, VA 23452, 757-217-1000, or you may visit our website at www.bankofhamptonroads.com. The information contained on our website is not part of this Prospectus.

You should rely only upon the information provided in this document, or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire Prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference in our annual report and quarterly reports, and the other documents we refer to and incorporate by reference in this Prospectus for a more complete understanding of us and this offering before making an investment decision. In particular, we incorporate important business and financial information in this Prospectus by reference.

HAMPTON ROADS BANKSHARES, INC.

Hampton Roads Bankshares, Inc. is the parent company of two banking subsidiaries – The Bank of Hampton Roads (“BOHR”) and Shore Bank (“Shore”), which operate financial centers located throughout Virginia, North Carolina and Maryland. The Bank of Hampton Roads has full-service offices in the Hampton Roads region of southeastern Virginia, including offices in the city of Chesapeake, offices in the city of Norfolk, offices in the city of Virginia Beach, an office in Emporia, and an office in the city of Suffolk. In addition, The Bank of Hampton Roads has full-service offices that do business as Gateway Bank & Trust Co. located in the Northeastern and Research Triangle regions of North Carolina and in Richmond, Virginia. Shore Bank has full-service offices in the counties of Accomack and Northampton in Virginia, and the Pocomoke City and Salisbury market areas in Maryland. Shore also operates loan production offices in Ocean City, MD and Rehobeth Beach, DE.

As of December 31, 2012, we had total consolidated assets of approximately $2.05 billion, net total loans of $1.43 billion, total deposits of $1.62 billion, total consolidated liabilities, including deposits, of $1.87 billion, and consolidated shareholders’ equity of approximately $184.7 million. Our principal business is to attract deposits and to loan or invest those deposits on profitable terms by targeting the banking needs of individuals and small to medium sized businesses in our primary market areas. We offer all traditional loan and deposit banking services, as well as telephone banking, internet banking, remote deposit capture, and debit cards. We accept both commercial and consumer deposits. These deposits are in varied forms of both demand and time accounts, including checking accounts, interest checking, money market accounts, savings accounts, certificates of deposit, and IRA accounts.

We complement our core banking operations by offering a wide range of services through our various non-banking subsidiaries, which include Shore Investments, Inc., which provides securities brokerage and investment advisory services, Gateway Investment Services, Inc., which provides investment advisory services, and Gateway Bank Mortgage, Inc., which provides mortgage banking services.

Our Common Stock is traded on the NASDAQ Global Select Market under the ticker symbol “HMPR.” Our principal executive offices are located at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 and our telephone number is (757) 217-1000. Our internet address is www.bankofhamptonroads.com. The information contained on our web site is not part of this Prospectus.

The Offering

Issuer:	Hampton Roads Bankshares, Inc.

Securities Offered by Us:	None.

Securities offered by Selling Shareholders:	Up to 137,911,169 shares of our Common Stock, warrants to purchase 757,643 shares of Common Stock and common shares issuable upon the exercise of such warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholders. We will, however, receive cash proceeds equal to the total exercise price of any warrants that are exercised for cash but will receive no cash if and to the extent that warrants are exercised pursuant to the net, or “cashless,” exercise feature of the warrants.

Listing:	Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “HMPR.”

Dividend Policy:	All dividends on the Company’s Common Stock have been suspended.

Risk Factors:	An investment in our shares involves risks. Please read “Risk Factors” beginning on page 5 of this Prospectus.

RISK FACTORS

An investment in our Common Stock involves various risks. You should carefully understand the risks described below before you invest in our Common Stock. If any of the following risks actually occur, our business, financial condition, and results of operations could suffer, in which case the trading price of our Common Stock could decline. You should read this section together with the other information presented in this Prospectus.

Risks Related to our Business

The formal investigation by the SEC may result in penalties, sanctions, or a restatement of our previously issued financial statements.

The SEC’s Division of Enforcement (the “Division”) has been conducting a formal investigation into the Company’s deferred tax asset valuation allowances, provision and allowance for loan losses, and other matters contained in its annual and quarterly reports for years 2008 through 2010. The Company has fully cooperated with the Division, intends to continue to do so, and believes its provisions and allowances will be determined to be appropriate. However, the formal investigation continues. We cannot predict the timing or eventual outcome of this investigation. The investigation could result in material penalties, sanctions, or a restatement of our previously issued consolidated financial statements and may require significant time and attention from our management.

Our success is largely dependent on retaining key management team members.

We are a customer-focused and relationship-driven organization. Future growth is expected to be driven in large part by the relationships maintained with customers. While we have assembled an experienced and talented senior management team, maintaining this team, while at the same time developing other managers in order that management succession can be achieved, is not assured. The unexpected loss of key employees could have a material adverse effect on our business and may result in lower revenues or reduced earnings.

On February 28, 2013 we announced that Stephen P. Theobald, the Company’s Executive Vice President and Chief Financial Officer, will be leaving the Company effective March 31, 2013 to accept a CFO position with another financial services firm. The Company will name an interim Chief Financial Officer to assume the position following Mr. Theobald’s departure and has commenced its search for a permanent successor. However, we cannot assure you that the loss of Mr. Theobald will not have a negative impact on our business or results of operations.

We incurred significant losses in 2010, 2011, and 2012. While we expect to return to profitability in 2013, we can make no assurances to that effect. An inability to improve our profitability could adversely affect our operations.

Throughout 2010, 2011, and 2012, our loan customers continued to operate in an economically stressed environment. While broader economic conditions have begun to gradually improve, economic conditions in the markets in which we operate remain somewhat constrained and the levels of loan delinquencies and defaults that we experienced continue to be higher than historical levels and our net interest income did not grow significantly.

As a result, our net loss attributable to Hampton Roads Bankshares, Inc. for the year ended December 31, 2012 was $25.1 million or $0.29 per common diluted share compared to our net loss attributable to Hampton Roads Bankshares, Inc. of $98.6 million or $2.90 per common diluted share for the year ended December 31, 2011. The net loss for the year ended December 31, 2012 was primarily attributable to significant provision for loan losses, the impact of nonaccrual loans on interest income, and losses on foreclosed real estate and repossessed assets. Our net interest income decreased $6.4 million for the year ended December 31, 2012 as compared to the same period in 2011. This trend may continue in 2013 and could adversely impact our ability to become profitable. In light of the current economic environment, significant additional provisions for loan losses also may be necessary to supplement the allowance for loan losses in the future. As a result, we may continue to incur significant credit costs and net losses throughout 2013, which would continue to adversely impact our financial condition, results of operations, and the market price of our Common Stock. We can make no assurances as to when we will be profitable. Additional losses could cause us to incur future net losses and could adversely affect the market of, and demand for, our Common Stock.

Economic, market, or operational developments may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition.

At December 31, 2012, BOHR and Shore were classified as “well capitalized” for regulatory capital purposes. However, impairments to our loan or securities portfolio, declines in our earnings or a combination of these or other factors could change our capital position in a relatively short period of time. While BOHR is currently restricted from accepting new brokered deposits above the amount it had when it entered into the Written Agreement, and if BOHR or Shore is unable to remain “well capitalized,” it will not be able to renew or accept brokered deposits without prior regulatory approval or offer interest rates on deposit accounts that are significantly higher than the average rates in its market area. As a result, it would be more difficult for us to attract new deposits as our existing brokered deposits mature and do not rollover and to retain or increase non-brokered deposits. If we are not able to attract new deposits, our ability to fund our loan portfolio may be adversely affected. In addition, we would pay higher insurance premiums to the FDIC, which will reduce our earnings.

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the economic environment which may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.

Our access to funding sources in amounts adequate to finance our activities on terms which are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. In managing our balance sheet, a primary source of funding is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities markets and the relative interest rates that we are prepared to pay for these liabilities. Further, BOHR is prohibited from accepting new brokered deposits until it is no longer subject to the Written Agreement with the FRB. Our potential inability to maintain adequate sources of funding may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of investments or loans, the issuance of equity and debt securities, and other sources could have a substantial negative effect on our liquidity. Factors that could detrimentally impact our access to liquidity sources include operating losses; rising levels of non-performing assets; a decrease in the level of our business activity as a result of a downturn in the markets in which our loans or deposits are concentrated or as a result of a loss of confidence in us by our customers, lenders, and/or investors; or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial industry. The confidence of depositors, lenders, and investors is critical to our ability to maintain our sources of liquidity.

The management of liquidity risk is critical to the management of our business and to our ability to service our customer base. In managing our balance sheet, a primary source of liquidity is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities markets and the relative interest rates that we are prepared to pay for these liabilities. The availability and level of deposits and other funding sources, including borrowings and the issuance of equity and debt securities, is highly dependent upon the perception of the liquidity and creditworthiness of the financial institution, and such perception can change quickly in response to market conditions or circumstances unique to a particular company. Concerns about our financial condition or concerns about our credit exposure to other persons could adversely impact our sources of liquidity, financial position, regulatory capital ratios, results of operations, and our business prospects.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

We face vigorous competition from other banks and other financial institutions, including savings and loan associations, savings banks, finance companies, and credit unions for deposits, loans, and other financial services that serve our market area. A number of these banks and other financial institutions are significantly larger than we are and have substantially greater access to capital and other resources, as well as larger lending limits and branch systems, and offer a wider array of banking services. Many of our non-bank competitors are not subject to the same extensive regulations that govern us. As a result, these non-bank competitors have advantages over us in providing certain services. While we believe we compete effectively with these other financial institutions serving our primary markets, we may face a competitive disadvantage to larger institutions. If we have to raise interest rates paid on deposits or lower interest rates charged on loans to compete effectively, our net interest margin and income could be negatively affected. Failure to compete effectively to attract new, or to retain existing, clients may reduce or limit our margins and our market share and may adversely affect our results of operations, financial condition, growth, and the market price of our Common Stock.

The concentration of our loan portfolio continues to be in commercial real estate, construction, and equity line lending, which may expose us to greater risk of loss.

A significant amount of our loan portfolio contains loans used to finance construction and land development. Construction financing typically involves a higher degree of credit risk than financing on improved, owner-occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of the property’s value at completion of construction, the marketability of the property, and the bid price and estimated cost (including interest) of construction. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of the value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project whose value is insufficient to assure full repayment. When lending to builders, the cost of construction breakdown is provided by the builder, as well as supported by the appraisal. Although our underwriting criteria were designed to evaluate and minimize the risks of each construction loan, there can be no guarantee that these practices will have safeguarded against material delinquencies and losses to our operations.

At December 31, 2012 we had loans of $206.4 million or 14% of total loans outstanding to finance construction and land development. Construction and land development loans are dependent on the successful completion of the projects they finance, however, in many cases such construction and development projects in our primary market areas are not being completed in a timely manner, if at all. A portion of our residential and commercial lending is secured by vacant or unimproved land. Loans secured by vacant or unimproved land are generally more risky than loans secured by improved property for one-to-four family residential mortgage loans. Since vacant or unimproved land is generally held by the borrower for investment purposes or future use, payments on loans secured by vacant or unimproved land will typically rank lower in priority to the borrower than a loan the borrower may have on their primary residence or business. These loans are susceptible to adverse conditions in the real estate market and local economy.

Our business strategy centers, in part, on offering commercial and equity line loans secured by real estate in order to generate interest income. These types of loans generally have higher yields and shorter maturities, and therefore, involve a greater degree of risk than traditional one-to-four family residential mortgage loans. At December 31, 2012 commercial real estate and equity line lending totaled approximately $667.1 million, which represented 47% of total loans. Such loans increase our credit risk profile relative to other financial institutions that have lower concentrations of commercial real estate and equity line loans.

Loans secured by commercial real estate properties are generally for larger amounts than one-to-four family residential mortgage loans. Payments on loans secured by these properties generally are dependent on the income produced by the underlying properties which, in turn, depends on the successful operation and management of the properties. Accordingly, repayment of these loans is subject to adverse conditions in the real estate market or the local economy. While we seek to minimize these risks in a variety of ways, there can be no assurance that these measures will protect against credit-related losses.

Equity line lending allows a customer to access an amount up to their line of credit for the term specified in their agreement. At the expiration of the term of an equity line, a customer may have the entire principal balance outstanding as opposed to a one-to-four family residential mortgage loan where the principal is disbursed entirely at closing and amortizes throughout the term of the loan. We cannot predict when and to what extent our customers will access their equity lines. While we seek to minimize this risk in a variety of ways, including attempting to employ conservative underwriting criteria, there can be no assurance that these measures will protect against credit-related losses.

If the value of real estate in the markets we serve were to decline materially, the value of our foreclosed real estate could decline or a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on our loan losses, results of operations, and financial condition.

With approximately three-fourths of our loans concentrated in the regions of Hampton Roads, Richmond, the Eastern Shore of Virginia, and the Triangle region of North Carolina, a decline in local economic conditions could adversely affect the value of the real estate collateral securing our loans. A decline in property values could diminish our ability to recover on defaulted loans by selling the real estate collateral, making it more likely that we would suffer additional losses on defaulted loans and/or foreclosed properties. Additionally, a decrease in asset quality could require additions to our allowance for loan losses through increased provisions for loan losses, which would negatively impact our profits. Also a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose real estate portfolios are more geographically diverse. The local economies where the Company does business are heavily reliant on military spending and may be adversely impacted by significant cuts to such spending that might result from recent Congressional budgetary enactments. Real estate values are affected by various factors in addition to local economic conditions, including, among other things, changes in general or regional economic conditions, government rules or policies, and natural disasters. While our policy is to obtain updated appraisals on a periodic basis, there are no assurances that we may be able to realize the amount indicated in the appraisal upon disposition of the underlying property.

We have had, and may continue to have, large numbers of problem loans, which could increase our losses related to loans.  Although problem loans have declined, there is no assurance that they will continue to do so.

Our non-performing assets as a percentage of total assets decreased to 6% at December 31, 2012 from 9% at December 31, 2011. On December 31, 2012, less than 1% of our loans was 30 to 89 days delinquent and treated as performing assets. The administration of non-performing loans is an important function in attempting to mitigate any future losses related to our non-performing assets.

The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be materially incorrect and we are required to increase our allowance for loan losses, our results of operations, financial condition, and the market price of our Common Stock could be materially adversely affected.

We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to our expenses that represents management’s best estimate of probable losses within our existing portfolio of loans. Our allowance for loan losses was $48.4 million at December 31, 2012, which represented 3.38% of our total loans, as compared to $74.9 million, or 4.98% of total loans, at December 31, 2011. The level of the allowance reflects management’s estimates and judgments as to specific credit risks, evaluation of industry concentrations, loan loss experience, current loan portfolio quality, present economic, political, and regulatory conditions, and incurred but unidentified losses inherent in the current loan portfolio. For further discussion on the impact continued weak economic conditions have on the collateral underlying our loan portfolio, see “If the value of real estate in the markets we serve were to further decline materially, the value of our foreclosed real estate could decline or a significant portion of our loan portfolio could become further under-collateralized, which could result in a material increase in our allowance for loan losses and have a material adverse effect on us.”

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires management to make significant estimates of current credit risks and future trends, all of which may undergo material changes. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses of loans. Such agencies may require us to recognize additional losses based on their judgments about information available to them at the time of their examination. Furthermore, certain proposed changes to U.S. Generally Accepted Accounting Principles, if implemented as proposed, may require us to increase our estimate for losses embedded in our loan portfolio, resulting in an adverse impact to our results of operations and level of regulatory capital. Accordingly, the allowance for loan losses may not be adequate to cover loan losses or significant increases to the allowance for loan losses may be required in the future if economic conditions should worsen. Any such increases in the allowance for loan losses may have a material adverse effect on our results of operations, financial condition, and the market price of our Common Stock.

We may continue to incur losses if we are unable to successfully manage interest rate risk.

Our profitability depends in substantial part upon the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. These rates are normally in line with general market rates and rise and fall based on management’s view of our needs. Changes in interest rates will affect our operating performance and financial condition in diverse ways including the pricing of securities, loans and deposits, and the volume of loan originations in our mortgage banking business, and could result in decreases to our earnings. Our net interest income will be adversely affected if market interest rates change so that the interest we pay on deposits and borrowings increases faster than the interest we earn on loans and investments. This could, in turn, have a material adverse effect on the market price of our Common Stock.

We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability.

Deposit pricing pressures may result from competition as well as changes to the interest rate environment. Under current conditions, pricing pressures also may arise from depositors who demand premium interest rates from what they perceive to be a troubled financial institution. There is intense competition for deposits. The competition has had an impact on interest rates paid to attract deposits as well as fees charged on deposit products. In addition to the competitive pressures from other depository institutions, we face heightened competition from non-depository financial products such as securities and other alternative investments.

Furthermore, technology and other market changes have made it more convenient for bank customers to transfer funds for investing purposes. Bank customers also have greater access to deposit vehicles that facilitate spreading deposit balances among different depository institutions to maximize FDIC insurance coverage. In addition to competitive forces, we also are at risk from market forces as they affect interest rates. It is not uncommon when interest rates transition from a low interest rate environment to a rising rate environment for deposit and other funding costs to rise in advance of yields on earning assets. In order to keep deposits required for funding purposes, it may be necessary to raise deposit rates without commensurate increases in asset pricing in the short term. Finally, we may see interest rate pricing pressure from depositors concerned about our financial condition and levels of non-performing assets.

We face a variety of threats from technology- based frauds and scams.

Financial institutions are a prime target of criminal activities through various channels of information technology. We attempt to mitigate risk from such activities through policies, procedures, and preventative and detective measures. In addition, we maintain insurance coverage designed to provide a level of financial protection to our business. However, risks posed by business interruption, fraud losses, business recovery expenses, and other potential losses or expenses that may be experienced from a significant event are not readily predictable and, therefore, could have an impact on our results of operations.

Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area.

Because a substantial portion of our loans are with customers and businesses located in the central and coastal portions of Virginia, North Carolina, and Maryland, catastrophic events, including natural disasters such as hurricanes which have historically struck the east coast of the United States with some regularity or terrorist attacks, could disrupt our operations. Any of these natural disasters or other catastrophic events could have a negative impact on our financial centers and customer base as well as collateral values and the strength of our loan portfolio. Any natural disaster or catastrophic event affecting us could have a material adverse impact on our operations and the market price of our Common Stock.

The Company and BOHR have entered into a Written Agreement with the FRB and the Bureau of Financial Institutions that subjects the Company and BOHR to significant restrictions and requires us to designate a significant amount of our resources to complying with the agreement, and it may have a material adverse effect on our operations and the value of our Common Stock.

Effective June 17, 2010, the Company and BOHR entered into the Written Agreement with the FRB and the Bureau of Financial Institutions. Shore is not a party to the Written Agreement. Under the terms of the Written Agreement, BOHR has agreed to develop and submit for approval within the time periods specified in the Written Agreement written plans to:

•	strengthen board oversight of management and BOHR’s operations;

•	strengthen credit risk management policies;

•

improve BOHR’s position with respect to loans, relationships, or other assets in excess of $2.5 million that are now or in the future may become past due more than 90 days, are on BOHR’s problem loan list, or adversely classified in any report of examination of BOHR;

•	review and revise, as appropriate, current policy and maintain sound processes for determining, documenting, and recording an adequate allowance for loan losses;

•	improve management of BOHR’s liquidity position and funds management policies;

•	provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario;

•	reduce BOHR’s reliance on brokered deposits; and

•	improve BOHR’s earnings and overall condition.

In addition, BOHR has agreed that it will:

•

not extend, renew, or restructure any credit that has been criticized by the FRB or Bureau of Financial Institutions absent prior Board of Directors approval in accordance with the restrictions in the Written Agreement;

•

eliminate all assets or portions of assets classified as “loss,” and thereafter, charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the FRB;

•	only accept brokered deposits up to the level maintained at the time the Written Agreement was entered into;

•	comply with legal and regulatory limitations on indemnification payments and severance payments; and

•	appoint a committee to monitor compliance with the terms of the Written Agreement.

In addition, the Company has agreed that it will:

•

not make any other form of payment representing a reduction in BOHR’s capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval;

•	take all necessary steps to correct certain technical violations of law and regulation cited by the FRB;

•	refrain from guaranteeing any debt without the prior written approval of the FRB and the Bureau of Financial Institutions; and

•	refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB or the Bureau of Financial Institutions.

Under the terms of the Written Agreement, the Company and BOHR have submitted capital plans to maintain sufficient capital at the Company on a consolidated basis and at BOHR on a stand-alone basis and to refrain from declaring or paying dividends absent prior regulatory approval.

This description of the Written Agreement is qualified in its entirety by reference to the copy of the Written Agreement filed with the Company’s Current Report on Form 8-K, filed June 17, 2010. To date, the Company and BOHR have met all of the deadlines for taking actions required by the FRB and the Bureau of Financial Institutions under the terms of the Written Agreement. The Board of Directors oversees the Company’s compliance with the terms of the agreement and has met each month to review compliance. Written plans have been submitted and implemented for strengthening board oversight, strengthening credit risk management practices, improving liquidity, reducing the reliance on brokered deposits, improving capital, and curing the technical violations of laws and regulations. The Company has also submitted its written policies and procedures for maintaining an adequate allowance for loan losses and its plans for all foreclosed real estate and nonaccrual and delinquent loans in excess of $2.5 million. Additionally, the Company instituted the required review process for all classified loans. Previously, the Company charged off the assets identified as loss from the previous examination. Moreover, the Company has raised $295.0 million in the closings of several related transactions in the third and fourth quarters of 2010 and $95.0 million in the capital raise that was completed in the third quarter of 2012. As of December 31, 2012, BOHR and Shore were above the “well-capitalized” threshold with respect to their Tier 1 Risk-Based Capital Ratio, Leverage Ratio, and Total Risk-Based Capital Ratio. As a result, management believes that the Company and BOHR are in full compliance with the terms of the Written Agreement.

The Company has received a grand jury subpoena from the United States Department of Justice, Criminal Division (“DOJ”).  Although the Company has been advised that it is not a target or a subject of the investigation at this time and we do not believe we will become a target or a subject of the investigation, there can be no assurances as to the timing or eventual outcome of the related investigation.

On November 2, 2010, the Company received from the DOJ a grand jury subpoena to produce information principally relating to the merger of Gateway Financial Holdings, Inc. (“GFH”) into the Company on December 31, 2008 and to loans made by GFH and its wholly owned subsidiary, Gateway Bank & Trust Co., before GFH’s merger with the Company. The DOJ has informed the Company that it is not a target or a subject of the investigation at this time, and we are fully cooperating. Although we do not believe this matter will have a material adverse affect on the Company, we can give you no assurances as to the timing or eventual outcome of this investigation. The Company is not aware of any recent developments in this matter and has not been notified of any developments in over a year.

Risks Factors Related to Our Common Stock

The Investors own a significant portion of our common stock and therefore the Investors can exert significant control over our business and corporate affairs.

As of March 22, 2013, Carlyle, Anchorage, and CapGen owned 24.90%, 24.90%, and 29.97%, respectively, of our Common Stock.

As a result of their ownership, the Investors will have the ability to significantly influence or determine the outcome of all matters submitted to our shareholders for approval, including the election of directors to the Board of Directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets.

Our future capital needs could dilute your investment or otherwise affect your rights as a shareholder.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our Common Stock or other securities. We may seek to raise capital through offerings of our Common Stock, securities convertible into Common Stock, subordinated debt securities, or rights to acquire such securities or our Common Stock.

Under our articles of incorporation, we have additional authorized shares of Common Stock that we can issue from time to time at the discretion of our board of directors, without further action by shareholders, except as where shareholder approval is required by law. The issuance of any additional shares of Common Stock or convertible securities could be substantially dilutive to shareholders of our Common Stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of shares of our Common Stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our Common Stock could decline as a result of sales of shares of our Common Stock made after this offering or the perception that such sales could occur.

In addition, new investors, particularly with respect to subordinated debt securities, also may have rights, preferences and privileges that are senior to, and that could adversely affect, our then current shareholders. For example, subordinated debt securities would be senior to shares of our Common Stock. As a result, we would be required to make interest payments on such subordinated debt before any dividends can be paid on our Common Stock, and in the event of our bankruptcy, dissolution or liquidation, the holders of debt securities must be paid in full prior to any distributions being made to the holders of our Common Stock.

We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings diluting their stock holdings, adversely affecting their rights as shareholders and/or reducing the market price of our Common Stock.

The market for our Common Stock historically has experienced, and may continue to experience, significant price and volume  fluctuations.

The market for our Common Stock historically has experienced significant price and volume fluctuations greater than those experienced by the broader stock market in recent years. The market for our Common Stock may continue to fluctuate in the future in response to a variety of factors, including:

•	quarter-to-quarter variations in operating results,

•	material announcements by us or our competitors,

•	governmental regulatory action,

•	negative or positive publicity involving us or the banking industry generally,

•	general economic downturns, or

•	other events or factors, many of which are beyond our control.

In addition, the stock market has historically experienced significant price and volume fluctuations, which have particularly affected the market prices of many financial services companies and which have, in certain cases, not had a strong correlation to the operating performance of these companies. Stock markets experienced unprecedented volatility in connection with the recent credit crisis. General economic conditions, such as recession or interest rate fluctuations, could negatively affect the market price of our Common Stock in the future. In addition, our operating results in future quarters may be below the expectations of securities analysts and investors. If that were to occur, the price of our Common Stock would likely decline, perhaps substantially.

We are not paying dividends on our Common Stock and currently are prevented from doing so. The failure to resume paying dividends on our Common Stock may adversely affect the market price of our Common Stock.

We paid cash dividends on our Common Stock prior to the third quarter of 2009. During the third quarter of 2009, we suspended dividend payments. We are prevented by our regulators from paying dividends until our financial position improves. In addition, the retained deficit of BOHR, our principal banking subsidiary, is approximately $476.2 million as of December 31, 2012. Absent permission from the Virginia State Corporation Commission, BOHR may pay dividends to us only to the extent of positive accumulated retained earnings. It is unlikely in the foreseeable future that we would be able to pay dividends if BOHR cannot pay dividends to us. Although we can seek to obtain a waiver of this prohibition, our regulators may choose not to grant such a waiver, and we would not expect to be granted a waiver or be released from this obligation until our financial performance and retained earnings improve significantly. As a result, there is no assurance if or when we will be able to resume paying cash dividends.

In addition, all dividends are declared and paid at the discretion of our Board of Directors and are dependent upon our liquidity, financial condition, results of operations, regulatory capital requirements, and such other factors as our Board of Directors may deem relevant. The ability of our banking subsidiaries to pay dividends to us is also limited by obligations to maintain sufficient capital and by other general restrictions on dividends that are applicable to our banking subsidiaries. If we do not satisfy these regulatory requirements, we are unable to pay dividends on our Common Stock.

Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential  purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock.

Our Articles of Incorporation, as well as the Company’s Bylaws (the “Bylaws”), contain provisions that may be deemed to have the effect of discouraging or delaying uninvited attempts by third parties to gain control of the Company. These provisions include the ability of our board to set the price, term, and rights of, and to issue, one or more additional series of our preferred stock. Our Articles of Incorporation and Bylaws do not provide for the ability of stockholders to call special meetings.

Similarly, the Virginia Stock Corporation Act contains provisions designed to protect Virginia corporations and employees from the adverse effects of hostile corporate takeovers. These provisions reduce the possibility that a third party could affect a change in control without the support of our incumbent directors. These provisions may also strengthen the position of current management by restricting the ability of shareholders to change the composition of the board, to affect its policies generally, and to benefit from actions that are opposed by the current board.

Sales, or the perception that sales could occur, of large amounts of our Common Stock may depress our stock price.

The market price of our Common Stock could drop if the Selling Shareholders decide to sell their shares. As of March 22, 2013, Carlyle, Anchorage, and CapGen owned 24.90%, 24.90%, and 29.97%, respectively, of the outstanding shares of our Common Stock. In addition, as of March 22, 2013, the U.S. Treasury owned 1% of the outstanding shares of our Common Stock plus a warrant to purchase an additional 757,643 shares of our Common Stock and, as of December 31, 2012, affiliates of Fir Tree, Inc. (“Fir Tree”) owned 9.56% of the outstanding shares of our Common Stock. The Selling Shareholders may sell all or any portion of their shares covered by this Prospectus in the public market through any means described in the section hereof entitled “Plan of Distribution.” If any of these shareholders sell large amounts of our Common Stock (in an offering pursuant to this Prospectus or otherwise), or other investors perceive such sales to be imminent, the market price of our Common Stock could drop significantly.

If we do not comply with the continued listing requirements of the NASDAQ Global Select Market, our Common Stock could be delisted.

Our Common Stock is listed on the NASDAQ Global Select Market. As a NASDAQ Global Select Market listed company, we are required to comply with the continued listing requirements of the NASDAQ Marketplace Rules to maintain our listing status, including a requirement that our Common Stock maintain a minimum closing bid price of at least $1.00 per share (the “Bid Price Rule”).

The Company intends to actively monitor the bid price of its Common Stock and will consider available options if it fails to maintain a sufficient minimum closing bid price. Such actions could include implementation of a reverse stock split of the Company’s Common Stock in order to regain compliance with the Bid Price Rule. If, however, we are unable to comply with the Bid Price Rule for any reason and/or if we are unable to otherwise comply with NASDAQ continued listing requirements, our Common Stock could be delisted.

Your shares of Common Stock will not be an insured deposit.

The shares of our Common Stock are not a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

Treasury, which is a Selling Shareholder, is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. We do not expect any underwriter in an offering of Common Shares by Treasury to claim to be an agent of Treasury in such offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with an offering of Common Shares by Treasury would likely be barred.

Risks Relating to Market, Legislative, and Regulatory Events

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities.

Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies placing increased focus and scrutiny on the financial services industry. The U.S. Government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis. In addition to participating in the Troubled Asset Relief Program’s Capital Purchase Program, the U.S. Government has taken steps that include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insured deposits. These programs subject us and other financial institutions who have participated in these programs to additional restrictions, oversight and/or costs that may have an impact on our business, financial condition, results of operations, and the price of our Common Stock.

Compliance with such regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital, and limit our ability to pursue business opportunities in an efficient manner. We also will be required to pay significantly higher FDIC premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. The increased costs associated with anticipated regulatory and political scrutiny could adversely impact our results of operations.

New proposals for legislation continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry. Federal and state regulatory agencies also frequently adopt changes to their regulations and/or change the manner in which existing regulations are applied. We cannot predict whether any pending or future legislation will be adopted or the substance and impact of any such new legislation on us. Additional regulation could affect us in a substantial way and could have an adverse effect on our business, financial condition, and results of operations.

Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors.

We are subject to supervision by several governmental regulatory agencies. The regulators’ interpretation and application of relevant regulations, are beyond our control, may change rapidly and unpredictably, and can be expected to influence our earnings and growth. In addition, if we do not comply with regulations that are applicable to us, we could be subject to regulatory penalties, which could have an adverse effect on our business, financial condition, and results of operations. We have also entered into a Written Agreement with the FRB and Bureau of Financial Institutions. For a discussion regarding risks related to the Written Agreement, see “We have entered into a Written Agreement with the FRB and the Bureau of Financial Institutions, which requires us to dedicate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities.”

All such government regulations may limit our growth and the return to our investors by restricting activities such as the payment of dividends, mergers with, or acquisitions by, other institutions, investments, loans and interest rates, interest rates paid on deposits, the use of brokered deposits, and the creation of financial centers. Although these regulations impose costs on us, they are intended to protect depositors. The regulations to which we are subject may not always be in the best interests of investors.

The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations.

The Board of Governors of the Federal Reserve System regulates the supply of money and credit in the United States. Its policies determine, in large part, the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect our net interest margin. It also can materially decrease the value of financial assets we hold, such as debt securities. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans.

In addition, as a public company we are subject to securities laws and standards imposed by the Sarbanes-Oxley Act. Because we are a relatively small company, the costs of compliance are disproportionate compared with much larger organizations. Continued growth of legal and regulatory compliance mandates could adversely affect our expenses, future results of operations, and the market price of our Common Stock. In addition, the government and regulatory authorities have the power to impose rules or other requirements, including requirements that we are unable to anticipate, that could have an adverse impact on our results of operations and the market price of our Common Stock.

Government legislation and regulation may adversely affect our business, financial condition, and results of operations.

On July 21, 2010, President Obama signed the Dodd-Frank Act into law. The Dodd-Frank Act makes extensive changes to the laws regulating financial services firms and requires significant rule-making. In addition, the law mandates multiple studies, which could result in additional legislative or regulatory action. The Dodd-Frank Act has and will continue to have a broad impact on the financial services industry, including significant regulatory and compliance changes designed to improve supervision and oversight of and strengthen safety and soundness for the financial services sector. Many of the provisions of the Dodd-Frank Act have begun to be or will be implemented over the next few years and will be subject to further rulemaking and the discretion of applicable regulatory bodies. Because the ultimate impact of the Dodd-Frank Act will depend on future regulatory rulemaking and interpretation, we cannot predict the full effect of this legislation on our business, financial condition, or results of operations.

Although management does not expect the Dodd-Frank Act to have a material adverse effect on the Company, it is not possible to predict at this time all the effects the Dodd-Frank Act will have on the Company and the rest of our industry. It is possible that the Company’s interest expense could increase and deposit insurance premiums could change and steps may need to be taken to increase qualifying capital.

On June 6, 2012, the federal bank regulatory agencies issued a series of proposed rules to revise the risk-based and leverage capital requirements and the method for calculating risk-weighted assets to make them consistent with the agreements that were reached by the Basel Committee in Basel III. The proposed rules would apply to all depository institutions, top-Tier bank holding companies with total consolidated assets of $500.0 million or more, and top-Tier savings and loan holding companies (“banking organizations”). Among other things, the proposed rules establish a new common equity Tier 1 minimum capital requirement and a higher minimum Tier 1 capital requirement, include unrealized gains and losses on available-for-sale securities in the calculation of regulatory capital, and assign higher risk weightings (150%) to exposures that are more than 90 days past due or are on nonaccrual status and certain commercial real estate facilities that finance the acquisition, development, or construction of real property. The proposed rules would change the risk weighting of residential mortgages (including home equity loans), which are currently assigned a 50% risk weighting, to a risk weighting of between 35% and 200%, depending on the loan to value ratio and other features of the mortgage such as the term of the loan, whether the loan fully amortizes, the variability of the interest rate, whether the loan has negative amortization or has a balloon payment, whether the underwriting standards considered and affirmatively determined the ability of the borrower to pay, and the priority of the lien and past due status. The proposed rules also limit a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of a specified amount of common equity Tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements. The banking agencies have delayed implementation of the rules, which were to have been phased in between 2013 and 2019. There can be no assurance as to what the final rules will ultimately require.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry, generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be liquidated at prices sufficient to recover the full amount of the financial instrument exposure due to us. There is no assurance that any such losses would not materially and adversely affect our results of operations and the value of, or market for, our Common Stock.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Where appropriate, statements in this Prospectus may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and which involve various risks and uncertainties.

We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and include the following risks related to our business:

•	The formal investigation by the SEC may result in penalties, sanctions, or a restatement of our previously issued financial statements;

•	Our success is largely dependent on retaining key management team members;

•

We incurred significant losses in 2010, 2011, and 2012. While we expect to return to profitability in 2013, we can make no assurances to that effect. An inability to improve our profitability could adversely affect our operations;

•	Economic, market, or operational developments may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition;

•

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the economic environment which may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	The concentration of our loan portfolio continues to be in commercial real estate, construction, and equity line lending, which may expose us to greater risk of loss;

•

If the value of real estate in the markets we serve were to decline materially, the value of our foreclosed real estate could decline or a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on our loan losses, results of operations, and financial condition;

•

We have had, and may continue to have, large numbers of problem loans, which could increase our losses related to loans. Although problem loans have declined, there is no assurance that they will continue to do so;

•

The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be materially incorrect and we are required to increase our allowance for loan losses, our results of operations, financial condition, and the market price of our Common Stock could be materially adversely affected;

•	We may continue to incur losses if we are unable to successfully manage interest rate risk;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We face a variety of threats from technology-based frauds and scams;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•

The Company and BOHR have entered into a Written Agreement with the FRB and the Bureau of Financial Institutions that subjects the Company and BOHR to significant restrictions and requires us to designate a significant amount of our resources to complying with the agreement, and it may have a material adverse effect on our operations and the value of our Common Stock;

•

The Company has received a grand jury subpoena from the DOJ. Although the Company has been advised that it is not a target or a subject of the investigation at this time and we do not believe we will become a target or a subject of the investigation, there can be no assurances as to the timing or eventual outcome of the related investigation;

•	The Investors own a significant portion of our common stock and therefore the Investors can exert significant control over our business and corporate affairs.

•	Our future capital needs could dilute your investment or otherwise affect your rights as a shareholder;

•	The market for our Common Stock historically has experienced, and may continue to experience, significant price and volume fluctuations;

•

We are not paying dividends on our Common Stock and currently are prevented from doing so. The failure to resume paying dividends on our Common Stock may adversely affect the market price of our Common Stock;

•

Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock;

•	Sales, or the perception that sales could occur, of large amounts of our Common Stock may depress our stock price;

•	If we do not comply with the continued listing requirements of the NASDAQ Global Select Market, our Common Stock could be delisted;

•	Your shares of Common Stock will not be an insured deposit;

•	Treasury, which is a Selling Shareholder, is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.

•

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	Government legislation and regulation may adversely affect our business, financial condition, and results of operations; and

•	The soundness of other financial institutions could adversely affect us.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and advise readers that various factors could affect our financial performance and cause the actual results for future periods to differ materially from those anticipated or projected. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” on page 5 of this Prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other reports filed with the SEC that are incorporated by reference into this Prospectus. In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements in this Prospectus or in the documents referred to in this Prospectus could turn out to be materially different from those we discuss or imply.

We do not intend to update or revise our forward-looking statements after the date on the front cover of this Prospectus, and you should not expect us to do so.

USE OF PROCEEDS

We will receive no proceeds from shares of Common Stock sold by the Selling Shareholders.

A portion of the shares of Common Stock covered by this Prospectus are issuable upon exercise of warrants issued to the Selling Shareholders. The exercise price of the outstanding warrants is $.70 per share. Any exercise of the warrants is expected to be on a cashless basis, and we will not receive any cash payment from the Selling Shareholders upon any cashless exercise of the warrants. However, holders of the warrants may also exercise the warrants and pay us the exercise price in cash. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including stock splits or dividends, mergers, consolidations, reclassifications, reorganizations, share exchanges, or distributions of assets and upon the issuance of certain securities at a price per share that is deemed to be less than the exercise price per share under the warrants at the time. To the extent we receive proceeds from the cash exercise of the warrants, we may use such proceeds for general corporate purposes or may contribute a portion of the proceeds to our subsidiary banks. No assurance can be given that these warrants will be exercised.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of Securities by the Selling Shareholders. The Selling Shareholders acquired their Securities pursuant to certain transactions with the Company that closed in 2010 and 2012. We will not receive any proceeds from the resale of Securities by the Selling Shareholders. We will, however, receive cash proceeds equal to the total exercise price of any warrants that are exercised for cash but will receive no cash if and to the extent that warrants are exercised pursuant to the net, or “cashless,” exercise feature of the warrants. Except as discussed below, the Selling Shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

When we refer to “Selling Shareholders” in this Prospectus, including in the “Plan of Distribution” section of this Prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interests in shares of our Common Stock other than through a public sale.

The following table is based on information provided to us by the Selling Shareholders on or about March 22, 2013 and as of such date. Because the Selling Shareholders may sell all, some or none of the Securities, no estimate can be given as to the amount of shares that will be held by the Selling Shareholders upon termination of this offering. For purposes of the table below, we have assumed that the Selling Shareholders will sell all Securities being registered.

	Prior to the Offering					After the Offering
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Shares Underlying Warrants Beneficially Owned	Percent Beneficially Owned (2)	Shares Being Offered(1)	Number of Shares Underlying Warrants Being Offered	Number of Shares Beneficially Owned	Number of Shares Underlying Warrants Beneficially Owned
Carlyle Financial Services Harbor, L.P.(3) c/o The Carlyle Group 1001 Pennsylvania Ave, NW Suite 220 South Washington, DC 20004	42,398,583	0	24.90	42,398,583	0	0	0

ACMO-HR, L.L.C.(4) 610 Broadway 6th Floor New York, NY 10012	42,398,583	0	24.90	42,398,583	0	0	0

CapGen Capital Group VI LP(5) 1185 Avenue of the Americas Suite 2000 New York, NY 10036	51,024,981	0	29.97	51,024,981	0	0	0
United States Department of the Treasury(6) 1500 Pennsylvania Avenue Washington, D.C. 20220	2,089,022	757,643	1.66	2,089,022	757,643	0	0

(1)	This column does not include shares issuable upon the exercise of warrants. Unless otherwise indicated, “beneficial ownership” in this table was calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company Common Stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of the date hereof.

(2)	Based on shares outstanding at March 22, 2013 of 170,265,150. Shares of Common Stock subject to warrants exercisable within 60 days of March 22, 2013 are deemed outstanding (without regard for limitations on exercise) for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage held by any other person.
(3)	Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. By virtue of these relationships, the aforementioned entities may be deemed to share beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. Each such entity expressly disclaims beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. except to the extent of its pecuniary interest therein. A Carlyle designee, James Burr, has been appointed director of the Company effective when he receives approval from banking regulatory authorities. He will replace Carlyle’s previous designee, Randal K. Quarles, who resigned as a director effective May 21, 2012.
(4)	All investment and voting decisions with respect to the shares of Common Stock held by ACMO-HR, L.L.C. are made by Anchorage Capital Group, L.L.C. (formerly named Anchorage Advisors, L.L.C.). Because of their respective relationships with ACMO-HR, L.L.C. and each other, each of Anchorage Advisors Management, L.L.C., Anchorage Capital Group, L.L.C., Anchorage Capital Master Offshore, Ltd., ACMO-HR, L.L.C and Messrs. Anthony L. Davis and Kevin M. Ulrich may be deemed to share voting and disposition power with respect to the shares of Common Stock beneficially owned by ACMO-HR, L.L.C. None of these persons or entities may be deemed to have sole voting and disposition power with respect to any shares of Common Stock beneficially owned by ACMO-HR, L.L.C. Hal F. Goltz is a director of the Company and is a senior analyst with Anchorage.
(5)	Eugene A. Ludwig is the managing member of CapGen Capital Group VI LLC which is the general partner of CapGen Capital Group VI LP. Robert B. Goldstein is a director of the Company and a founding Principal in CapGen.
(6)	The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the Emergency Economic Stabilization Act of 2008 Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this Prospectus, any applicable prospectus supplement or the registration statement of which this Prospectus is a part, or any other act or omission in connection with the offering to which this Prospectus and any applicable prospectus supplement relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. We do not expect any underwriter in an offering of Common Shares by Treasury to claim to be an agent of Treasury in such offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this Prospectus, any applicable prospectus supplement or the registration statement of which this Prospectus and any applicable prospectus supplement are a part or resulting from any other act or omission in connection with the offering of the Securities likely would be barred.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than this regulation and the acquisition of the Securities, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

We are registering the Common Stock, warrants and Common Stock issuable upon exercise of the warrants covered by this Prospectus to permit Selling Shareholders to permit the resale of these Securities from time to time after the date of this Prospectus. We will not receive any of the proceeds of the sale of the Common Stock or warrants offered by this Prospectus. We may, however, receive cash proceeds equal to the total exercise price of any warrants that are exercised for cash, but will receive no cash if and to the extent that warrants are exercised pursuant to the net, or “cashless,” exercise feature of the warrants. The aggregate proceeds to the Selling Shareholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. A Selling Shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest; or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Securities. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved, provided that such discounts, concessions or commissions are made in compliance with Financial Institution Regulatory Authority (“FINRA”) guidelines.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such Selling Shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act. Treasury has advised us that, under the doctrine of sovereign immunity, any attempt to assert a claim that Treasury should be deemed to be an underwriter within the meaning of the Securities Act likely would be barred.

The Securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the Securities may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the Selling Shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	in a public auction;

•	through the settlement of short sales;

•	through any combination of the foregoing;

•	through an in-kind distribution of the Securities by a Selling Shareholder to its partners, members, or shareholders; or

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the Securities, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Securities in the course of hedging their positions;

•	sell the Securities short and deliver the Securities to close out short positions;

•	loan or pledge the Securities to broker-dealers or other financial institutions that in turn may sell the Securities;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Securities, which the broker-dealer or other financial institution may resell under the Prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, as of the date of this Prospectus, there are no plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Shareholders.

The Common Stock is listed on the NASDAQ Global Select Market under the symbol “HMPR.”

There can be no assurance that any Selling Shareholder will sell any or all of the Securities under this Prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Securities by other means not described in this Prospectus. In addition, any Securities covered by this Prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this Prospectus. The Securities covered by this Prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this Prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Securities may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by certain of the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Security being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We have agreed to indemnify the Selling Shareholders and their agents and affiliates and anyone who controls such Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Securities to the public, including the payment of federal securities law and any state blue sky registration fees, except that we will not bear any legal counsel fees (except as described below), underwriting discounts or commissions or transfer taxes relating to the sale of shares of the Securities. In the case of the Investors we previously agreed to pay the reasonable fees and expenses of a single legal counsel appointed to represent the Investors chosen by the Investors holding a majority interest in the registrable securities being registered in connection with any registration of the Securities. The Investors will be required to pay the expenses of their legal counsel in connection with the sale of any Securities.

In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this Prospectus and any accompanying prospectus supplement will not exceed 8% or the aggregate offering price of the securities.

LEGAL MATTERS

Williams Mullen, counsel to the Company, will pass on certain legal matters related to the Securities. Such counsel does not have a substantial interest in or connection with the Company or its subsidiaries requiring disclosure herein. Attorneys employed by the firm beneficially owned an aggregate of approximately 2,302 shares of the Common Stock as of March 20, 2013.

EXPERTS

The consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or our website at http:/ /www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242. Written requests for copies of the documents we file with the SEC should be directed to Attn: Thomas B. Dix, III at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, VA 23452.

2,089,022 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sandler O’Neill + Partners, L.P.	Keefe, Bruyette & Woods A Stifel Company

APRIL     , 2014